                                                                     Exhibit 2.1



================================================================================



                          AGREEMENT AND PLAN OF MERGER


                          DATED AS OF FEBRUARY 26, 2002


                                     BETWEEN


                             BANKNORTH GROUP, INC.,


                                       AND


                            IPSWICH BANCSHARES, INC.



================================================================================

                                TABLE OF CONTENTS

                                    RECITALS

                                    ARTICLE I

                               CERTAIN DEFINITIONS
                                                                        Page No.
                                                                        --------
1.01.     Certain Definitions..............................................1

                                   ARTICLE II

                                   THE MERGER

2.01.     The Merger.......................................................7
2.02.     Effective Date and Effective Time; Closing.......................8

                                   ARTICLE III

                 CONSIDERATION; ELECTION AND EXCHANGE PROCEDURES

3.01.     Conversion of Shares.............................................9
3.02.     Election Procedures..............................................9
3.03.     Exchange Procedures..............................................12
3.04.     Rights as Shareholders; Stock Transfers..........................14
3.05.     No Fractional Shares.............................................14
3.06.     Dissenting Shares................................................14
3.07.     Anti-Dilution Provisions.........................................14
3.08.     Withholding Rights...............................................15
3.09.     Company Options..................................................15
3.10.     Stock Units......................................................16

                                   ARTICLE IV

                           ACTIONS PENDING ACQUISITION

4.01.     Forbearances of the Company......................................16
4.02.     Forbearances of Parent...........................................19

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

5.01.     Disclosure Schedules.............................................19
5.02.     Standard.........................................................19
5.03.     Representations and Warranties of the Company....................20
5.04.     Representations and Warranties of Parent.........................32

                                   ARTICLE VI

                                    COVENANTS
                                                                        Page No.
                                                                        --------
6.01.     Reasonable Best Efforts..........................................37
6.02.     Shareholder Approval.............................................37
6.03.     Registration Statement...........................................38
6.04.     Regulatory Filings...............................................39
6.05.     Press Releases...................................................39
6.06.     Access; Information..............................................40
6.07.     Affiliates.......................................................40
6.08.     Acquisition Proposals............................................41
6.09.     Certain Policies.................................................41
6.10.     Nasdaq Listing...................................................42
6.11.     Indemnification..................................................42
6.12.     Benefit Plans....................................................43
6.13.     Bank Merger......................................................45
6.14.     Termination Agreement; Employment and Noncompetition Agreement...45
6.15.     Notification of Certain Matters..................................45

                                   ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

7.01.     Conditions to Each Party's Obligation to Effect the Merger.......45
7.02.     Conditions to Obligation of the Company..........................46
7.03.     Conditions to Obligations of Parent..............................47

                                  ARTICLE VIII

                                   TERMINATION
8.01.     Termination......................................................48
8.02.     Effect of Termination and Abandonment............................49

                                   ARTICLE IX

                                  MISCELLANEOUS

9.01.     Survival.........................................................49
9.02.     Waiver; Amendment................................................49
9.03.     Counterparts.....................................................49
9.04.     Governing Law....................................................50
9.05.     Expenses.........................................................50
9.09.     Notices..........................................................50
9.07.     Entire Understanding; No Third Party Beneficiaries...............51

9.08.     Severability.....................................................51
9.09.     Enforcement of the Agreement.....................................51
9.10.     Interpretation...................................................51
9.11.     Assignment.......................................................52
9.12.     Alternative Structure............................................52

ANNEX A     Form of Shareholder Agreement
ANNEX B     Form of Stock Option Agreement
ANNEX C     Termination Agreement by and among Banknorth, the Company, the
            Company Bank, Eastern Bank, as Trustee, and David L. Grey
ANNEX D     Employment and Noncompetition Agreement between Banknorth and David
            L. Grey

        AGREEMENT AND PLAN OF MERGER, dated as of February 26, 2002 (this "Agreement"), between Banknorth Group, Inc. ("Parent") and Ipswich Bancshares, Inc. (the "Company").

                                    RECITALS

        A. The Company. The Company is a Massachusetts corporation, having its principal place of business in Ipswich, Massachusetts.

        B. Parent. Parent is a Maine corporation, having its principal place of business in Portland, Maine.

        C. Intention of the Parties. It is the intention of the parties to this Agreement that the Merger provided for herein be treated as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

        D. Board Action. The respective Boards of Directors of each of Parent and the Company have determined that it is in the best interests of their respective companies and their shareholders to consummate the Merger provided for herein.

        E. Shareholder Agreements. As a material inducement to Parent to enter into this Agreement, and simultaneously with, the execution of this Agreement, each Shareholder (as defined herein) is entering into an agreement, in the form of Annex A hereto (collectively, the "Shareholder Agreements") pursuant to which they have agreed, among other things, to vote their shares of Company Common Stock in favor of this Agreement.

        F. Stock Option Agreement. As a material inducement to the willingness of Parent to consummate the transactions contemplated by this Agreement, the Company is simultaneously entering into the Stock Option Agreement, substantially in the form of Annex B hereto (the "Stock Option Agreement"), pursuant to which the Company will grant to Parent an option to acquire shares of Company Common Stock.


        NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:


                                    ARTICLE I

                               CERTAIN DEFINITIONS

        1.01. Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

                "Acquisition Proposal" has the meaning set forth in Section
        6.08.

                "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

                "Articles of Merger" has the meaning set forth in Section 2.02.

                "Bank Insurance Fund" means the Bank Insurance Fund maintained by the FDIC.

                "Bank Merger Agreement" has the meaning set forth in Section
        6.13.

                "Bank Merger" has the meaning set forth in Section 6.13.

                "Benefit Plans" has the meaning set forth in Section 5.03(m).

                "Business Day" means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. Government or any day on which banking institutions in the State of Maine or the Commonwealth of Massachusetts are authorized or obligated to close.

                "Certificate" means any certificate which immediately prior to the Effective Time represented shares of Company Common Stock.

                "Closing" and "Closing Date" have the meanings set forth in
        Section 2.02(b).

                "Code" has the meaning set forth in the recitals to this Agreement.

                "Community Reinvestment Act" means the Community Reinvestment Act of 1977, as amended.

                "Company" has the meaning set forth in the preamble to this Agreement.

                "Company Affiliates" has the meaning set forth in Section 6.07.

                "Company Articles" means the Articles of Organization of the Company.

                "Company Bank" means Ipswich Savings Bank.

                "Company Board" means the Board of Directors of the Company.

                "Company Bylaws" means the Bylaws of the Company.

                "Company Common Stock" means the common stock, $0.10 par value per share, of the Company.

                "Company Deferred Compensation Plan" means the Deferred Compensation Plan for Directors of the Company.

                "Company Group" means any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that includes the Company and its Subsidiaries or any predecessor of or any successor to the Company (or to another such predecessor or successor).

                "Company Loan Property" has the meaning set forth in Section 5.03(o).

                "Company Meeting" has the meaning set forth in Section 6.02.

                "Company Preferred Stock" means the preferred stock, $0.10 per share, of the Company.

                "Company Stock" means, collectively, the Company Common Stock and the Company Preferred Stock.

                "Company Options" means the options to acquire Company Common Stock issued under the Company Stock Option Plans.

                "Company Regulatory Authorities" has the meaning set forth in
        Section 5.03(i).

                "Company Stock Option Plans" means (i) the Company 1992 Incentive and Non-qualified Stock Option Plan, (ii) the Company 1996 Stock Incentive Plan and (iii) the Company 1998 Stock Incentive Plan.

                "Company Units" means stock units which are issued under the Company Deferred Compensation Plan.

                "Depositors Insurance Fund" means the Depositors Insurance of the Commonwealth of Massachusetts.

                "Derivatives Contract" has the meaning set forth in Section 5.03(q).

                "Disclosure Schedule" has the meaning set forth in Section 5.01.

                "Dissenting Shares" has the meaning set forth in Section 3.06.

                "Effective Date" has the meaning set forth in Section 2.02(a).

                "Effective Time" has the meaning set forth in Section 2.02(a).

                "Election Deadline" has the meaning set forth in Section
        3.02(b).

                "Employees" has the meaning set forth in Section 5.03(m).

                "Environmental Laws" has the meaning set forth in Section
        5.03(o).

                "Equal Credit Opportunity Act" means the Equal Credit Opportunity Act, as amended.

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                "ERISA Affiliate" has the meaning set forth in Section 5.03(m)(iii).

                "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

                "Exchange Agent" has the meaning set forth in Section 3.02(a).

                "Exchange Ratio" has the meaning set forth in Section 3.01(c)(1)(i), subject to adjustment pursuant to Sections 3.02(f) and 3.07.

                "Fair Housing Act" means the Fair Housing Act, as amended.

                "FDIC" means the Federal Deposit Insurance Corporation.

                "Federal Reserve Act" means the Federal Reserve Act, as amended.

                "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

                "GAAP" means generally accepted accounting principles.

                "Governmental Authority" means any federal, state or local court, administrative agency or commission or other governmental authority or instrumentality.

                "Hazardous Substance" has the meaning set forth in Section 5.03(o).

                "Indemnified Party" and "Indemnifying Party" have the meanings set forth in Section 6.11(a).

                "Insurance Amount" has the meaning set forth in Section 6.11(c).

                "Insurance Policies" has the meaning set forth in Section
        5.03(w).

                "Liens" means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance.

                "Loans" has the meaning set forth in Section 5.03(r).

                "Maine Superintendent" means the Superintendent of the Bureau of Banking of the State of Maine.

                "Massachusetts Bank Commissioner" means the Commissioner of Banks of the Commonwealth of Massachusetts.

                "Massachusetts Board" means the Massachusetts Board of Bank Incorporation.

                "Material Adverse Effect" means, with respect to Parent or the Company any effect that (i) is material and adverse to the financial position, results of operations or business of Parent and its Subsidiaries taken as a whole or the Company and its Subsidiaries taken as a whole, as the case may be or (ii) would materially impair the ability of any of Parent and its Subsidiaries or the Company and its Subsidiaries to perform their respective obligations under this Agreement or the Bank Merger Agreement or otherwise materially impede the consummation of the Transactions; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by Governmental Authorities,
        (b) changes in GAAP or regulatory accounting requirements applicable to banks and their holding companies generally, (c) changes in general economic conditions affecting banks and their holding companies generally, (d) any modifications or changes to valuation policies and practices, or expenses incurred, in connection with the Transactions or restructuring charges taken in connection with the Transactions, in each case in accordance with GAAP, and (e) with respect to the Company, the effects of any action or omission taken with the prior consent of Parent or as otherwise contemplated by the Agreement.

                "MBCA" means the Maine Business Corporation Act, as amended.

                "MBCL" means the Massachusetts Business Corporation Law, as amended.

                "Merger" has the meaning set forth in Section 2.01(a).

                "Merger Consideration" means the number of whole shares of Parent Common Stock, plus cash in lieu of any fractional share interest, and/or the amount of cash into which shares of Company Common Stock shall be converted pursuant to the provisions of Article III.

                "MHPF" means the Massachusetts Housing Partnership Fund.

                "Nasdaq" means The Nasdaq Stock Market, Inc.'s National Market.

                "National Bank Act" means the National Bank Act, as amended.

                "National Labor Relations Act" means the National Labor Relations Act, as amended.

                "OCC" means the Office of the Comptroller of the Currency.

                "OREO" means other real estate owned.

                "Parent" has the meaning set forth in the preamble to this Agreement.

                "Parent Articles" means the Amended and Restated Articles of Incorporation of Parent, as amended.

                "Parent Benefits Plans" has the meaning set forth in Section 6.12(a).

                "Parent Board" means the Board of Directors of Parent.

                "Parent Bylaws" means the Bylaws of Parent.

                "Parent Common Stock" means the common stock, $0.01 par value per share, of Parent and, unless the context otherwise requires, related Parent Rights.

                "Parent Bank" means Banknorth, NA and any successor thereto.

                "Parent Preferred Stock" means the preferred stock, $0.01 par value per share, of Parent.

                "Parent Rights" means the rights attached to shares of Parent Common Stock pursuant to the Parent Rights Agreement.

                "Parent Rights Agreement" means the Stockholder Rights Agreement, dated as of September 12, 1989 and amended and restated as of July 27, 1999 and as of July 25, 2000, between Parent and American Stock Transfer & Trust Company, as Rights Agent.

                "Parent Regulatory Authorities" has the meaning set forth in
        Section 5.04(k).

                "Pension Plan" has the meaning set forth in Section 5.03(m)(ii).

                "Person" means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company or unincorporated organization.

                "Previously Disclosed" by a party shall mean information set forth in a section of its Disclosure Schedule corresponding to the section of this Agreement where such term is used.

                "Proxy Statement" has the meaning set forth in Section 6.03(a).

                "Registration Statement" has the meaning set forth in Section 6.03(a).

                "Rights" means, with respect to any Person, warrants, options, rights, convertible securities and other arrangements or commitments which obligate the Person to issue or dispose of any of its capital stock or other ownership interests.

                "SEC" means the Securities and Exchange Commission.

                "SEC Documents" has the meaning set forth in Sections 5.03(g) and 5.04(g) in the case of the Company and Parent, respectively.

                "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                "Shareholder Agreements" has the meaning set forth in the recitals to this Agreement.

                "Shareholders" means each director of the Company.

                "Subsidiary" and "Significant Subsidiary" have the meanings ascribed to those terms in Rule 1-02 of Regulation S-X of the SEC.

                "Stock Option Agreement" has the meaning set forth in the recitals to this Agreement.

                "Surviving Corporation" has the meaning set forth in Section 2.01(a).

                "Tax" and "Taxes" mean all federal, state, local or foreign income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, custom duties, unemployment or other taxes of any kind whatsoever, together with any interest, additions or penalties thereto and any interest in respect of such interest and penalties.

                "Tax Returns" means any return, declaration or other report (including elections, declarations, schedules, estimates and information returns) with respect to any Taxes.

                "Transactions" means the Merger and the Bank Merger.

                "Treasury Stock" means shares of Company Stock held by the Company or any of its Subsidiaries or by Parent or any of its Subsidiaries, in each case other than in a fiduciary (including custodial or agency) capacity or as a result of debts previously contracted in good faith.

                                   ARTICLE II

                                   THE MERGER

        2.01.   The Merger.

        (a) The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, the Company shall merge with and into Parent in accordance with the applicable provisions of the MBCA and the MBCL (the "Merger"), the separate corporate existence of the Company shall cease and Parent shall survive and continue to exist as a corporation incorporated under the MBCA (Parent, as the surviving corporation in the Merger, sometimes being referred to herein as the "Surviving Corporation").

        (b) Name. The name of the Surviving Corporation shall be "Banknorth Group, Inc."

        (c) Articles and Bylaws. The articles of incorporation and bylaws of Parent immediately after the Merger shall be the Parent Articles and the Parent Bylaws as in effect immediately prior to the Merger.

        (d) Directors and Officers of the Surviving Corporation. The directors and officers of Parent immediately after the Merger shall be the directors and officers of Parent immediately prior to the Merger, until such time as their successors shall be duly elected and qualified.

        (e) Authorized Capital Stock. The authorized capital stock of the Surviving Corporation upon consummation of the Merger shall be as set forth in the Parent Articles immediately prior to the Merger.

        (f) Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in Section 905 of the MBCA and Section 80 of the MBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

        (g) Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, the Company, and its proper officers and directors, shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Surviving Corporation or otherwise to take any and all such action.

        2.02    Effective Date and Effective Time; Closing.

        (a) Subject to the satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the consummation of the Merger, but subject to the fulfillment or waiver of those conditions), the parties shall cause articles of merger relating to the Merger (the "Articles of Merger') to be filed with the Secretary of State of the State of Maine pursuant to the MBCA and the Secretary of State of the Commonwealth of Massachusetts pursuant to the MBCL on (i) a date selected by Parent after such satisfaction or waiver which is no later than the later of (A) five Business Days after such satisfaction or waiver or (B) the first month end following such satisfaction or waiver, or (ii) such other date to which the parties may agree in writing. The Merger provided for herein shall become effective upon such filings or on such date as may be specified therein. The date of such filings or such later effective date is herein called the "Effective Date." The "Effective Time" of the Merger shall be the time of such filings or as set forth in such filings.

        (b) A closing (the "Closing") shall take place immediately prior to the Effective Time at 10:00 a.m., Eastern Time, at the principal offices of Parent in Portland, Maine, or at such other place, at such other time, or on such other date as the parties may mutually agree upon (such date, the "Closing Date"). At the Closing, there shall be delivered to Parent and the Company the opinions, certificates and other documents required to be delivered under
Article VII hereof.

                                   ARTICLE III

                 CONSIDERATION; ELECTION AND EXCHANGE PROCEDURES

        3.01. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of a holder of shares of Company Common Stock:

        (a) Each share of Parent Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall be unchanged by the Merger.

        (b) Each share of Company Common Stock held as Treasury Stock immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

        (c)     (1) Subject to Sections 3.02, 3.05, 3.06, 3.07 and 3.10, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 3.01(b)) shall be converted into, and shall be canceled in exchange for, the right to receive, at the election of the holder thereof:

                (i) the number of shares of Parent Common Stock which is equal to the quotient (the "Exchange Ratio") determined by dividing (x) $20.50 by (y) the Average Share Price of the Parent Common Stock (the "Per Share Stock Consideration"), or

                (ii) a cash amount equal to $20.50 per share of Company Common Stock (the "Per Share Cash Consideration").

                (2)     For purposes of this Agreement:

                (i) the "Aggregate Cash Consideration" shall amount to the product of the number of shares of Company Common Stock (other than Treasury Stock) outstanding immediately prior to the Effective Time times .49 times $20.50; and

                (ii) the "Average Share Price" of the Parent Common Stock shall mean the average of the closing sales price of a share of Parent Common Stock, as reported on Nasdaq (as reported by an authoritative source), for the 20 trading-day period ending with the close of business on the Business Day preceding the Effective Time.

        3.02.   Election Procedures.

        (a) Parent shall designate an exchange agent to act as agent (the "Exchange Agent") for purposes of conducting the election procedure and the exchange procedure described in Sections 3.01 and 3.02. Provided that the Company has delivered, or caused to be delivered, to the Exchange Agent all information which is necessary for the Exchange Agent to perform its obligations as specified herein, the Exchange Agent shall, no later than five (5) Business Days after the Effective Date, mail or make available to each holder of record of a Certificate or Certificates (i) a notice and letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates theretofore representing shares of Company Common Stock shall pass, only upon proper delivery of the Certificates to the Exchange Agent) advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such Certificate or Certificates in exchange for the consideration set forth in Section 3.01(c) hereof deliverable in respect thereof pursuant to this Agreement and (ii) an election form in such form as Parent and the Company shall mutually agree (the "Election Form"). Each Election Form shall permit the holder (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation) (i) to elect to receive Parent Common Stock with respect to all of such holder's Company Common Stock as hereinabove provided (the "Stock Election Shares"), (ii) to elect to receive cash with respect to all of such holder's Company Common Stock as hereinabove provided (the "Cash Election Shares"), or (iii) to indicate that such holder makes no such election with respect to such holder's shares of Company Common Stock (the "No-Election Shares"). Nominee record holders who hold Company Common Stock on behalf of multiple beneficial owners shall indicate how many of the shares held by them are Stock Election Shares, Cash Election Shares and No-Election Shares. If a shareholder either (i) does not submit a properly completed Election Form in a timely fashion or (ii) revokes an Election Form prior to the Election Deadline and does not resubmit a properly completed Election Form prior to the Election Deadline, the shares of Company Common Stock held by such shareholder shall be designated No-Election Shares. Any Dissenting Shares shall be deemed to be Cash Election Shares, and with respect to such shares the holders thereof shall in no event be classified as Reallocated Stock Shares (as hereinafter defined).

        (b) The term "Election Deadline" shall mean 5:00 p.m., Eastern Time, on the 20th day following but not including the date of mailing of the Election Form or such other date as Parent and the Company shall mutually agree upon.

        (c) Any election to receive Parent Common Stock or cash shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form will be properly completed only if accompanied by Certificates representing all shares of Company Common Stock covered thereby, subject to the provisions of paragraph (c) of Section 3.03. Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such written notice is actually received by the Exchange Agent at or prior to the Election Deadline. The Certificate or Certificates representing Company Common Stock relating to any revoked Election Form shall be promptly returned without charge to the person submitting the Election Form to the Exchange Agent. The Exchange Agent shall have reasonable discretion to determine when any election, modification or revocation is received, whether any such election, modification or revocation has been properly made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither Parent nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

        (d) Within ten (10) Business Days after the Election Deadline, the Exchange Agent shall effect the allocation among holders of Company Common Stock of rights to receive Parent Common Stock or cash in the Merger in accordance with the Election Forms as follows:

                (i) If the number of Cash Election Shares times the Per Share Cash Consideration is less than the Aggregate Cash Consideration, then:

                        (1)     all Cash Election Shares (subject to Section
        3.06 with respect to Dissenting Shares) shall be converted into the right to receive cash,

                        (2) No-Election Shares shall then be deemed to be Cash Election Shares to the extent necessary to have the total number of Cash Election Shares times the Per Share Cash Consideration equal the Aggregate Cash Consideration. If less than all of the No-Election Shares need to be treated as Cash Election Shares, then the Exchange Agent shall select which No-Election Shares shall be treated as Cash Election Shares in such manner as the Exchange Agent shall determine, and all remaining No-Election Shares shall thereafter be treated as Stock Election Shares,

                        (3) If all of the No-Election Shares are treated as Cash Election Shares under the preceding subsection and the total number of Cash Election Shares times the Per Share Cash Consideration is less than the Aggregate Cash Consideration, then the Exchange Agent shall convert on a pro rata basis as described below a sufficient number of Stock Election Shares into Cash Election Shares ("Reallocated Cash Shares") such that the sum of the number of Cash Election Shares plus the number of Reallocated Cash Shares times the Per Share Cash Consideration equals the Aggregate Cash Consideration, and all Reallocated Cash Shares will be converted into the right to receive cash, and

                        (4) the Stock Election Shares which are not Reallocated Cash Shares shall be converted into the right to receive Parent Common Stock.

                (ii) If the number of Cash Election Shares times the Per Share Cash Consideration is greater than the Aggregate Cash Consideration, then:

                        (1) all Stock Election Shares and all No-Election Shares shall be converted into the right to receive Parent Common Stock,

                        (2) the Exchange Agent shall convert on a pro rata basis as described below a sufficient number of Cash Election Shares (excluding any Dissenting Shares)("Reallocated Stock Shares") such that the number of remaining Cash Election Shares (including Dissenting Shares) times the Per Share Cash Consideration equals the Aggregate Cash Consideration, and all Reallocated Stock Shares shall be converted into the right to receive Parent Common Stock, and

                        (3)     the Cash Election Shares (subject to Section
        3.06 with respect to Dissenting Shares) which are not Reallocated Stock Shares shall be converted into the right to receive cash.

                (iii) If the number of Cash Election Shares times the Per Share Cash Consideration is equal to the Aggregate Cash Consideration, then subparagraphs (d)(i) and (ii) above shall not apply and all No-Election Shares and all Stock Election Shares will be converted into the right to receive Parent Common Stock.

        (e)     In the event that the Exchange Agent is required pursuant to
Section 3.02(d)(i)(3) to convert some Stock Election Shares into Reallocated Cash Shares, each holder of Stock Election Shares shall be allocated a pro rata portion of the total Reallocated Cash Shares. In the event the Exchange Agent is required pursuant to Section 3.02(d)(ii)(2) to convert some Cash Election Shares into Reallocated Stock Shares, each holder of Cash Election Shares shall be allocated a pro rata portion of the total Reallocated Stock Shares.

        (f) If the tax opinion referred to in Section 7.01(f) cannot be rendered (as reasonably determined by Elias, Matz, Tiernan & Herrick L.L.P.) as a result of the Merger potentially failing to qualify as a reorganization under
Section 368(a) of the Code, then Parent shall reduce the Per Share Cash Consideration and correspondingly increase the Per Share Stock Consideration, based on the Average Share Price, in each case to the minimum extent necessary to enable such tax opinion to be rendered.

        3.03.   Exchange Procedures.

        (a) At the Effective Time, for the benefit of the holders of Certificates, (i) Parent shall deliver to the Exchange Agent certificates evidencing the number of shares of Parent Common Stock issuable and (ii) Parent shall deliver, or cause Parent Bank to deliver, to the Exchange Agent the Aggregate Cash Consideration payable, pursuant to this Article III in exchange for Certificates representing outstanding shares of Company Common Stock. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Parent Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto.

        (b) After completion of the allocation referred to in paragraph (d) of Section 3.02, each holder of an outstanding Certificate or Certificates who has surrendered such Certificate or Certificates to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of whole shares of Parent Common Stock and/or the amount of cash into which the aggregate number of shares of Company Common Stock previously represented by such Certificate or Certificates surrendered shall have been converted pursuant to this Agreement and, if such holder's shares of Company Common Stock have been converted into Parent Common Stock, any other distribution theretofore paid with respect to Parent Common Stock issuable in the Merger, in each case without interest. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Each outstanding Certificate which prior to the Effective Time represented Company Common Stock and which is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent be deemed to evidence ownership of the number of shares of Parent Common Stock or the right to receive the amount of cash into which such Company Common Stock shall have been converted. After the

Effective Time, there shall be no further transfer on the records of the Company of Certificates representing shares of Company Common Stock and if such Certificates are presented to the Company for transfer, they shall be cancelled against delivery of certificates for Parent Common Stock or cash as hereinabove provided. No dividends which have been declared will be remitted to any person entitled to receive shares of Parent Common Stock under Section 3.02 until such person surrenders the Certificate or Certificates representing Company Common Stock, at which time such dividends shall be remitted to such person, without interest.

        (c) Parent shall not be obligated to deliver cash and/or a certificate or certificates representing shares of Parent Common Stock to which a holder of Company Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the Certificate or Certificates representing the shares of Company Common Stock for exchange as provided in this Section 3.03, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required by Parent. If any certificates evidencing shares of Parent Common Stock are to be issued in a name other than that in which the Certificate evidencing Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

        (d) Any portion of the shares of Parent Common Stock and cash delivered to the Exchange Agent by Parent pursuant to Section 3.03(a) that remains unclaimed by the shareholders of the Company for six months after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to Parent. Any shareholders of Company who have not theretofore complied with Section 3.03(b) shall thereafter look only to Parent for the consideration deliverable in respect of each share of Company Common Stock such shareholder holds as determined pursuant to this Agreement without any interest thereon. If outstanding Certificates for shares of Company Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such shares of Parent Common Stock or cash would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Parent (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Parent and the Exchange Agent shall be entitled to rely upon the stock transfer books of the Company to establish the identity of those persons entitled to receive the consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, Parent and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

        (e) Notwithstanding anything in this Agreement to the contrary, Certificates surrendered for exchange by any Company Affiliate shall not be exchanged for certificates representing shares of Parent Common Stock to which such Company Affiliate may be entitled pursuant to the terms of this Agreement until Parent has received a written agreement from such person as specified in
Section 6.07.

        3.04. Rights as Shareholders; Stock Transfers. At the Effective Time, holders of Company Stock shall cease to be, and shall have no rights as, shareholders of the Company other than to receive the consideration provided under this Article III. After the Effective Time, there shall be no transfers on the stock transfer books of the Company or the Surviving Corporation of shares of Company Stock.

        3.05. No Fractional Shares. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of Parent Common Stock shall be issued in the Merger. Each holder of Company Common Stock who otherwise would have been entitled to a fraction of a share of Parent Common Stock shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the Average Share Price. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

        3.06. Dissenting Shares. Each outstanding share of Company Common Stock the holder of which has perfected his right to dissent under the MBCL and has not effectively withdrawn or lost such right as of the Effective Time (the "Dissenting Shares") shall not be converted into or represent a right to receive shares of Parent Common Stock or cash hereunder, and the holder thereof shall be entitled only to such rights as are granted by the MBCL. The Company shall give Parent prompt notice upon receipt by the Company of any such written demands for payment of the fair value of such shares of Company Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the MBCL. If any holder of Dissenting Shares shall fail to perfect or shall have effectively withdrawn or lost the right to dissent at or prior to the Effective Time and shall have delivered a properly completed Election Form to the Exchange Agent by the Election Deadline, the Dissenting Shares held by such holder shall be converted into a right to receive Company Common Stock and/or cash in accordance with the applicable provisions of this Agreement; and if any such holder of Dissenting Shares shall not have delivered a properly completed Election Form to the Exchange Agent by the Election Deadline, the Dissenting Shares held by such holder shall be designated No-Election Shares. If any holder of Dissenting Shares shall have effectively withdrawn or lost the right to dissent (through failure to perfect or otherwise) after the Effective Time, the Dissenting Shares held by such holder shall be converted on a share by share basis into either the right to receive Parent Common Stock and/or cash in accordance with the applicable provisions of this Agreement as Parent or the Exchange Agent shall determine. Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation.

        3.07. Anti-Dilution Provisions. If, between the date hereof and the Effective Time, the shares of Parent Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the Exchange Ratio shall be adjusted accordingly.

        3.08. Withholding Rights. Parent (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent is required under the Code or any state, local or foreign tax law or regulation thereunder to deduct and withhold with respect to the making of such payment. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of which such deduction and withholding was made by Parent.

        3.09.   Company Options.

        (a) At the Effective Time, and subject to the provisions of paragraph (b) of this Section 3.09, each Company Option which is outstanding and unexercised immediately prior to the Effective Time, whether or not then vested and exercisable, shall be terminated and each grantee thereof shall be entitled to receive, in lieu of each share of Company Common Stock that would otherwise have been issuable upon the exercise thereof, an amount of cash computed by multiplying (i) the difference between (x) the Per Share Cash Consideration and
(y) the per share exercise price applicable to such Company Option by (ii) the number of such shares of Company Common Stock subject to such Company Option. The Company agrees to take or cause to be taken all action necessary to provide for termination of the Company Options covered by this Section 3.09(a) and the payment of the amounts required in connection therewith effective at or before the Effective Time.

        (b) Notwithstanding the provisions of paragraph (a) of this Section 3.09, in the event that a holder of Company Options so elects pursuant to a written election submitted to the Company prior to the Election Deadline, which shall be in such form as shall be prescribed by the Company and reasonably satisfactory to Parent, each Company Option held by such holder which is outstanding and unexercised immediately prior to the Effective Time, whether or not then vested and exercisable, shall cease to represent a right to acquire shares of Company Common Stock and shall be converted automatically into an option to purchase shares of Parent Common Stock, and Parent shall assume each Company Option, in accordance with the terms of the applicable Company Stock Option Plan and stock option or other agreement by which it is evidenced, except that from and after the Effective Time, (i) Parent and the Human Resources Committee of its Board of Directors shall be substituted for the Company and the committee of the Company's Board of Directors (including, if applicable, the entire Board of Directors of the Company) administering such Company Stock Option Plan, (ii) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (iii) the number of shares of Parent Common Stock subject to such Company Option shall be equal to the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, provided that any fractional shares of Parent Common Stock resulting from such multiplication shall be rounded down to the nearest share, and (iv) the per share exercise price under each such Company Option shall be adjusted by dividing the per share exercise price under each such Company Option by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent. Notwithstanding clauses
(iii) and (iv) of the preceding sentence, each Company Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code. Parent and the Company agree to take all necessary steps to effect the foregoing provisions of this Section 3.09(b).

        (c) Prior to the Effective Time, the Company shall take or cause to be taken all actions required under the Company Stock Option Plans to provide for the actions set forth in paragraphs (a) and (b) of this Section 3.09, which actions shall be reasonably satisfactory to Parent.

        (d) Within five Business Days after the Effective Time, Parent shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Parent Common Stock subject to the options referred to in paragraph (b) of this Section
3.09 and shall use its reasonable efforts to maintain the current status of the prospectus or prospectuses contained therein for so long as such options remain outstanding in the case of a Form S-8 or, in the case of a Form S-3, until the shares subject to such options may be sold without a further holding period under Rule 144 under the Securities Act.

        3.10. Company Units. For purposes of Sections 3.01 and 3.02 hereof, each Company Unit which is outstanding under the Company Deferred Compensation Plan immediately prior to the Effective Time shall be treated as an outstanding share of Company Common Stock. At the time that the Exchange Agent provides holders of Company Common Stock an Election Form pursuant to Section 3.02(a), the Company agrees to provide a comparable form to the holders of Company Units in order to permit them to make elections pursuant thereto by the Election Deadline with respect to the manner of conversion of their Company Units pursuant to the terms of the Company Deferred Compensation Plan and this Agreement.

                                   ARTICLE IV

                           ACTIONS PENDING ACQUISITION

        4.01. Forbearances of the Company. From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement or as Previously Disclosed, without the prior written consent of Parent, the Company will not, and will cause each of its Subsidiaries not to:

        (a) Ordinary Course. Conduct its business other than in the ordinary and usual course consistent with past practice or fail to use reasonable best efforts to preserve its business organization, keep available the present services of its employees and preserve for itself and Parent the goodwill of the customers of the Company and its Subsidiaries and others with whom business relations exist.

        (b) Capital Stock. Other than pursuant to the Stock Option Agreement and Rights set forth on Schedule 4.01(b) of the Company's Disclosure Schedule and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of stock or any Rights or (ii) permit any additional shares of stock to become subject to grants of employee or director stock options or other Rights.

        (c) Dividends; Etc. (a) Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of Company Stock, other than (A) regular quarterly cash dividends at a rate not in excess of $ 0.12 per share on the Company Common Stock and (B) dividends from wholly-owned Subsidiaries to the Company or another wholly-owned Subsidiary of the Company or (b) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock, provided, however, that any dividend under the Company's normal quarterly dividend payment schedule that has been declared by the Company Board but not paid prior to the Effective Time shall be paid immediately prior to the Effective Time.

        (d) Compensation; Employment Agreements; Etc. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of the Company or its Subsidiaries or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, provided that no such increase shall result in an annual adjustment of more than 4%, (ii) for other changes that are required by applicable law, (iii) to satisfy contractual obligations existing as of the date hereof and set forth in Schedule 4.01(d) of the Company's Disclosure Schedule or (iv) for grants of awards to newly-hired employees consistent with past practice.

        (e) Hiring. Hire any person as an employee of the Company or any of its Subsidiaries or promote any employee, except (i) to satisfy contractual obligations existing as of the date hereof and set forth on Schedule 4.01(e) of the Company's Disclosure Schedule and (ii) persons hired to fill any vacancies arising after the date hereof and whose employment is terminable at the will of the Company or a Subsidiary of the Company, as applicable, other than any person to be hired who would have a base salary, including any guaranteed bonus or any similar bonus, considered on an annual basis of more than $50,000.

        (f) Benefit Plans. Enter into, establish, adopt or amend (except (i) as may be required by applicable law or (ii) to satisfy contractual obligations existing as of the date hereof and set forth on Schedule 4.01(f) of the Company's Disclosure Schedule) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of the Company or its Subsidiaries or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

        (g) Dispositions. Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business consistent with past practice and in a transaction that, together with all other such transactions, is not material to the Company and its Subsidiaries taken as a whole.

        (h) Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of the assets, business, deposits or properties of any other entity.

        (i) Capital Expenditures. Make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $50,000 individually or $500,000 in the aggregate.

        (j) Governing Documents. Amend the Company Articles or Company Bylaws or the articles of incorporation or bylaws (or equivalent documents) of any Subsidiary of the Company.

        (k) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by changes in laws or regulations or GAAP.

        (l) Contracts. Except in the ordinary course of business consistent with past practice or as otherwise permitted under this Section 4.01, enter into or terminate any Material Contract (as defined in Section 5.03(k)) or amend or modify in any material respect any of its existing Material Contracts.

        (m) Claims. Enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which the Company or any of its Subsidiaries is or becomes a party after the date of this Agreement, which settlement, agreement or action involves payment by the Company and its Subsidiaries of an amount which exceeds $50,000 and/or would impose any material restriction on the business of the Company or create precedent for claims that are reasonably likely to be material to the Company and its Subsidiaries taken as a whole.

        (n) Banking Operations. Enter into any new material line of business or change its material lending, investment, underwriting, risk and asset liability management and other material banking and operating policies, except as required by applicable law, regulation or policies imposed by any Governmental Authority.

        (o) Derivatives Contracts. Enter into any Derivatives Contract, except in the ordinary course of business consistent with past practice.

        (p) Indebtedness. Incur any indebtedness for borrowed money (other than deposits, federal funds purchased, cash management accounts, borrowings from the Federal Home Loan Bank of Boston and securities sold under agreements to repurchase, in each case in the ordinary course of business consistent with past practice) or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, other than in the ordinary course of business consistent with past practice.

        (q) Adverse Actions. (i) Take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (ii) take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article VII not being satisfied or (z) a material violation of any provision of this Agreement, the Bank Merger Agreement or the Stock Option Agreement except, in each case, as may be required by applicable law or regulation.

        (r) Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

        4.02. Forbearances of Parent. From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement, without the prior written consent of the Company, Parent will not, and will cause each of its Subsidiaries not to:

        (a) Adverse Actions. (i) Take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, provided, however, that nothing contained herein shall limit the ability of Parent to exercise its rights under the Stock Option Agreement, or (ii) take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time,
(y) any of the conditions to the Merger set forth in Article VII not being satisfied or (z) a material violation of any provision of this Agreement, the Bank Merger Agreement or the Stock Option Agreement except, in each case, as may be required by applicable law or regulation.

        (b) Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

        5.01. Disclosure Schedules. On or prior to the date hereof, Parent has delivered to the Company a schedule and the Company has delivered to Parent a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in
Section 5.03 or 5.04 or to one or more of its covenants contained in Article IV; provided, however, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by
Section 5.02 and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that, absent such inclusion in the Disclosure Schedule, such item is or would be reasonably likely to result in a Material Adverse Effect.

        5.02. Standard. No representation or warranty of the Company or Parent contained in Sections 5.03 or 5.04, respectively, shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in
Section 5.03 or 5.04, has had or is reasonably likely to have a Material Adverse Effect on the party making such representation or warranty.

        5.03. Representations and Warranties of the Company. Subject to Sections 5.01 and 5.02 and except as Previously Disclosed, the Company hereby represents and warrants to Parent:

        (a) Organization, Standing and Authority. The Company is duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. The Company is duly qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. The Company has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as now conducted.

        (b) Company Capital Stock. The authorized capital stock of the Company consists solely of 12,000,000 shares of Company Common Stock, of which 1,931,849 shares are outstanding as of the date hereof, and 1,000,000 shares of Company Preferred Stock, of which no shares are outstanding. As of the date hereof, 604,900 shares of the Company Common Stock were held in treasury by the Company or otherwise directly or indirectly owned by the Company. The outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of the outstanding shares of Company Common Stock have been issued in violation of the preemptive rights of any Person. Section 5.03(b) of the Company's Disclosure Schedule sets forth
(i) for each Company Stock Option, the name of the grantee, the date of the grant, the type of grant, the status of the option grant as qualified or non-qualified under Section 422 of the Code, the number of shares of Company Common Stock subject to each option, the number of shares of Company Common Stock subject to options that are currently exercisable and the exercise price per share and (ii) for each Company Unit outstanding under the Company Deferred Compensation Plan, the name of the holder and the number of Company Units held by such holder. Except as set forth in the preceding sentence and other than pursuant to the Stock Option Agreement, there are no shares of Company Stock reserved for issuance, the Company does not have any Rights issued or outstanding with respect to Company Stock, and the Company does not have any commitment to authorize, issue or sell any Company Stock or Rights.

        (c)     Subsidiaries.

                (i) (A) The Company has Previously Disclosed a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (B) the Company owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (C) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to the Company) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which any of its Subsidiaries is or may be bound to sell or otherwise transfer any of its equity securities (other than to the Company or any of its wholly-owned Subsidiaries),
        (E) there are no
        contracts, commitments, understandings, or arrangements relating to the Company's rights to vote or to dispose of such securities and (F) all the equity securities of the Company's Subsidiaries held by the Company or its Subsidiaries are fully paid and nonassessable and are owned by the Company or its Subsidiaries free and clear of any Liens.

                (ii) Except for securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted, the Company does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person or any interest in a partnership or joint venture of any kind other than its Subsidiaries and stock in the Federal Home Loan Bank of Boston.

                (iii) Each of the Company's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

                (iv) The deposit accounts of the Company Bank are insured by the Bank Insurance Fund and the Depositors Insurance Fund in the manner and to the maximum extent provided by applicable law, and the Company Bank has paid all deposit insurance premiums and assessments required by applicable laws and regulations.

        (d) Corporate Power. Each of the Company and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and the Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby, subject to receipt of all necessary approvals of Governmental Authorities and the approval of the Company's shareholders of this Agreement.

        (e) Corporate Authority. Subject to the approval of this Agreement by the holders of the outstanding Company Common Stock, this Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of the Company and the Company Board on or prior to the date hereof. The Company has duly executed and delivered this Agreement and the Stock Option Agreement and, assuming due authorization, execution and delivery by Parent, each of this Agreement and the Stock Option Agreement is a valid and legally binding obligation of the Company, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

        (f)     Regulatory Approvals; No Defaults.

                (i) No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by the Company or any of its Subsidiaries in connection with the execution, delivery or performance by the Company or the Company Bank of this Agreement, the Bank Merger

        Agreement and the Stock Option Agreement, as applicable, or to consummate the Transactions and the other transactions contemplated hereby and thereby, except for (A) filings of applications or notices with, and approvals or waivers by, the Federal Reserve Board, the OCC, the Massachusetts Bank Commissioner, the Depositors Insurance Fund, the Maine Superintendent, the Massachusetts Board and the MHPF, as required,
        (B) filings with the SEC and state securities authorities in connection with the issuance of Parent Common Stock in the Merger, (C) the filing of Articles of Merger with the Secretary of State of the State of Maine pursuant to the MBCA and the Secretary of State of the Commonwealth of Massachusetts pursuant to the MBCL, (D) the approval of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock and (E) such corporate approvals and such consents or approvals of, or waivers by, or filings or registrations with, certain of the foregoing federal and state banking agencies in connection with the Bank Merger. As of the date hereof, the Company is not aware of any reason why the approvals set forth above and referred to in Section 7.01(b) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

                (ii) Subject to receipt of the approvals referred to in the preceding paragraph, and the expiration of related waiting periods, the execution, delivery and performance of this Agreement, the Bank Merger Agreement and the Stock Option Agreement by the Company and the Company Bank, as applicable, and the consummation of the Transactions and the other transactions contemplated hereby and thereby do not and will not
        (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries or any of their respective properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of association or bylaws (or similar governing documents) of the Company or any of its Subsidiaries or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

        (g)     Financial Reports; Undisclosed Liabilities.

                (i)(A) The Company's Annual Reports on Form 10-K for the fiscal years ended December 31, 2000, December 31, 1999 and December 31, 1998 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it subsequent to December 31, 1998 with the SEC (collectively, the Company's "SEC Documents"), as of the date filed or to be filed and as amended prior to the date hereof, (A) complied or will comply in all material respects as to form with the applicable securities regulations of the SEC as the case may be and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date; and each of the balance sheets contained in any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the consolidated financial position of the Company and its Subsidiaries as of its date, and each of the consolidated statements of income and changes in shareholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the consolidated results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of the Company and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved.

                (i)(B) The draft audited consolidated financial statements of the Company at December 31, 2001 and 2000 and for each of the years in the three-year period ended December 31, 2001, delivered by the Company to Parent prior to the execution of this Agreement, (A) comply in all material respects as to form with the applicable securities regulations of the SEC and (B) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date; and each of the balance sheets contained in such financial statements (including the related notes and schedules thereto) fairly presents the consolidated financial position of the Company and its Subsidiaries as of its date, and each of the consolidated statements of income and changes in shareholders' equity and cash flows or equivalent statements in such financial statements (including any related notes and schedules thereto) fairly presents the consolidated results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of the Company and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved.

                (ii) Since September 30, 2001, neither the Company nor any of its Subsidiaries has incurred any liability other than in the ordinary course of business consistent with past practice (excluding the incurrence of expenses related to this Agreement and the transactions contemplated hereby).

                (iii) Since September 30, 2001, (A) the Company and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding the incurrence of expenses related to this Agreement and the transactions contemplated hereby) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to the Company.

                (iv) No agreement pursuant to which any loans or other assets have been or shall be sold by the Company or its Subsidiaries entitled the buyer of such loans or other assets, unless there is material breach of a representation or covenant by the Company or its Subsidiaries, to cause the Company or its Subsidiaries to repurchase such loan or other asset or the buyer to pursue any other form of recourse against the Company or its Subsidiaries. Except for regular quarterly cash dividends at the rate of $0.12 per share on the Company Common Stock, since December 31, 1999, no cash, stock or other dividend or any other distribution with respect to the stock of the Company or any of its

        Subsidiaries have been declared, set aside or paid. No shares of the stock of the Company have been purchased, redeemed or otherwise acquired, directly or indirectly, by the Company since September 30, 2001, and no agreements have been made to do the foregoing.

        (h) Litigation. No litigation, claim or other proceeding before any court or governmental agency is pending against the Company or any of its Subsidiaries and, to the Company's knowledge, no such litigation, claim or other proceeding has been threatened and there are no facts which could reasonably give rise to such litigation, claim or other proceeding.

        (i)     Regulatory Matters.

                (i) Neither the Company nor any of its Subsidiaries nor any of any of their respective properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it (collectively, the "Company Regulatory Authorities"). The Company and its Subsidiaries have paid all assessments made or imposed by any Company Regulatory Authority.

                (ii) Neither the Company nor any its Subsidiaries has been advised by, or has any knowledge of facts which could give rise to an advisory notice by, any Company Regulatory Authority that such Company Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

        (j)     Compliance With Laws. Each of the Company and its Subsidiaries:

                (i) is in material compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

                (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the Company's knowledge, no suspension or cancellation of any of them is threatened; and

                (iii) has received, since December 31, 1999, no notification or communication from any Governmental Authority (A) asserting that the Company or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to the Company's knowledge, do any grounds for any of the foregoing exist).

        (k) Material Contracts; Defaults. Except for documents listed as exhibits to the SEC Documents, neither the Company nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "Material Contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K or
(ii) that materially restricts the conduct of business by the Company or by any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is in material default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. No power of attorney or similar authorization given directly or indirectly by the Company or any of its Subsidiaries is currently outstanding.

        (l) No Brokers. No action has been taken by the Company or any of its Subsidiaries that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement and the Stock Option Agreement, excluding a Previously Disclosed fee to be paid to Keefe, Bruyette & Woods, Inc.

        (m)     Employee Benefit Plans.

                (i) All benefit and compensation plans, contracts, policies or arrangements covering current or former employees of the Company and its Subsidiaries (the "Employees") and current or former directors of the Company including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA, and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (the "Benefits Plans"), are Previously Disclosed in the Disclosure Schedule. True and complete copies of all Benefit Plans including, but not limited to, any trust instruments and insurance contracts forming a part of any Benefit Plans and all amendments thereto have been provided or made available to Parent.

                (ii) All Benefits Plans other than "multiemployer plans" within the meaning of Section 3(37) of ERISA, covering Employees, to the extent subject to ERISA, are in substantial compliance with ERISA. Each Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service, and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter or the loss of the qualification of such Pension Plan under Section 401(a) of the Code.

        There is no material pending or, to the Company's knowledge, threatened litigation relating to the Benefits Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Benefit Plan or Pension Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material.

                (iii) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). Neither the Company nor any of its Subsidiaries has incurred, and neither expects to incur, any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

                (iv) All contributions required to be made under the terms of any Benefit Plan have been timely made or have been reflected on the financial statements of the Company included in the Company's SEC Documents. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

                (v) All Pension Plans subject to Title IV of ERISA have been terminated prior to the date hereof.

                (vi) Neither the Company nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Benefit Plan, other than coverage as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the laws of any state or locality. The Company or any of its Subsidiaries may amend or terminate any such Benefit Plan at any time without incurring any liability thereunder.

                (vii) None of the execution of this Agreement, shareholder approval of this Agreement or consummation of the transactions contemplated by this Agreement will (A) entitle any employees of the Company or any of its Subsidiaries to severance pay or any increase in severance pay upon any termination of employment after the date hereof,
        (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Benefit Plans, (C) result in any breach or violation of, or a default under, any of the Benefit Plans or (D) result in any payment that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

        (n) Labor Matters. Neither the Company nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel the Company or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to the Company's knowledge, threatened, nor is the Company or any of its Subsidiaries aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

        (o)     Environmental Matters.

                (i) The Company and its Subsidiaries are in compliance with applicable Environmental Laws; (ii) to the Company's knowledge, no real property (including buildings or other structures) currently or formerly owned or operated by the Company or any of its Subsidiaries, or any property in which the Company or any of its Subsidiaries has held a security interest, Lien or a fiduciary or management role ("Company Loan Property"), has been contaminated with, or has had any release of, any Hazardous Substance except in compliance with Environmental Laws; (iii) neither the Company nor any of its Subsidiaries could be deemed the owner or operator of, or has participated in the management regarding Hazardous Substances of, any Company Loan Property which has been contaminated with, or has had any release of, any Hazardous Substance except in compliance with Environmental Laws; (iv) neither the Company nor any of its Subsidiaries has any liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither the Company nor any of its Subsidiaries has received any notice, demand letter, claim or request for information alleging any violation of, or liability under, any Environmental Law; (vi) neither the Company nor any of its Subsidiaries is subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law; (vii) to the Company's knowledge, there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning, or automotive services) involving the Company or any of its Subsidiaries, any currently or formerly owned or operated property, or any Company Loan Property, that could reasonably be expected to result in any claims, liability or investigations against the Company or any of its Subsidiaries, result in any restrictions on the ownership, use, or transfer of any property pursuant to any Environmental Law, or adversely affect the value of any Company Loan Property; and (viii) the Company has delivered to Parent copies of all environmental reports, studies, sampling data, correspondence, filings and other environmental information in its possession or reasonably available to it relating to the Company, its Subsidiaries and any currently or formerly owned or operated property or any Company Loan Property.

                As used herein, the term "Environmental Laws" means any federal, state or local law, regulation, order, decree, permit, authorization, opinion or agency requirement relating to: (A) the protection or restoration of the environment, health, safety, or natural resources,
        (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) wetlands, indoor air, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance; and the term "Hazardous Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law, (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon or
        (C) any other substance which is the subject of regulatory action by any Governmental Authority in connection with any Environmental Law.

        (p)     Tax Matters.

                (i)(A) All Tax Returns that are required to be filed on or before the Effective Date (taking into account any extensions of time within which to file which have not expired) by or with respect to the Company Group have been or will be timely filed on or before the Effective Date, (B) all such Tax Returns are or will be true and complete in all material respects, (C) all Taxes shown to be due on the Tax Returns referred to in clause (A) have been or will be timely paid in full, (D) the Tax Returns referred to in clause (A) have been examined by the Internal Revenue Service or the appropriate Tax authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (E) all deficiencies asserted or assessments made as a result of examinations conducted by any taxing authority have been paid in full, (F) no material issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (A) are currently pending and (G) no member of the Company Group has waived any statutes of limitation with respect to any Taxes of the Company or any of its Subsidiaries.

                (ii) The Company has made available to Parent true and correct copies of the United States federal income Tax Returns filed by the Company and its Subsidiaries for each of the three most recent fiscal years ended on or before December 31, 2000.

                (iii) Neither the Company nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by the Company's SEC Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in the Company's SEC Documents filed on or prior to the date hereof.

                (iv) Neither the Company nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement, is or has been a member of an affiliated group filing consolidated or combined Tax Returns (other than a group the common parent of which is or was the Company) or otherwise has any liability for the Taxes of any Person (other than the Company and its Subsidiaries).

                (v) No closing agreements, private letter rulings, technical advice memoranda or similar agreement or rulings have been entered into or issued by any taxing authority with respect to the Company and its Subsidiaries.

                (vi) Neither the Company nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

                (vii) As of the date hereof, the Company has no reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                (viii)  (A) No Tax is required to be withheld pursuant to
        Section 1445 of the Code as a result of the Transactions and (B) all Taxes that the Company or any of its Subsidiaries is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required by applicable law, have been paid to the proper Governmental Authority or other Person.

        (q) Risk Management Instruments. Neither the Company nor any of its Subsidiaries is a party or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivatives contract (including various combinations thereof) (each, a "Derivatives Contract") or owns securities that
(i) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (ii) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance. All of such Derivatives Contracts or other instruments, are legal, valid and binding obligations of the Company or any of its Subsidiaries enforceable in accordance with their terms (except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally), and are in full force and effect. The Company and its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to the Company's knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder which would have or would reasonably be expected to have a Material Adverse Effect on the Company.

        (r)     Loans; Nonperforming and Classified Assets.

                (i) Each loan agreement, note or borrowing arrangement, including without limitation portions of outstanding lines of credit and loan commitments (collectively, "Loans"), on the books and records of the Company and its Subsidiaries, was made and has been serviced in all material respects in accordance with customary lending standards in the ordinary course of business, is evidenced in all material respects by appropriate and sufficient documentation and, to the knowledge of the Company, constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditor's rights or by general equity principles.

                (ii) The Company has Previously Disclosed as to the Company and each Company Subsidiary as of the latest practicable date: (i) any written or, to the Company's knowledge, oral Loan under the terms of which the obligor is 60 or more days delinquent in payment of principal or interest, or to the Company's knowledge, in default of any other material provision thereof; (ii) each Loan which has been classified as "substandard," "doubtful," "loss" or "special mention" (or words of similar import) by the Company, a Company Subsidiary or an applicable regulatory authority (it being understood that no representation is being made that the FDIC or the Massachusetts Bank Commissioner would agree with the loan classifications established by the Company); (iii) a listing of the OREO acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof; and (iv) each Loan with any director, executive officer or five percent or greater shareholder of the Company or a Company Subsidiary, or to the best knowledge of the Company, any Person controlling, controlled by or under common control with any of the foregoing.

        (s) Properties. All real and personal property owned by the Company or a Subsidiary of the Company or presently used by any of them in its respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on its business in the ordinary course of business consistent with its past practices. The Company has good and marketable title free and clear of all Liens to all of the material properties and assets, real and personal, reflected on the consolidated statement of financial condition of the Company as of September 30, 2001 included in the Company's SEC Documents or acquired after such date, other than properties sold by the Company in the ordinary course of business, except (i) Liens for current taxes and assessments not yet due or payable (ii) pledges to secure deposits and other Liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (iv) as reflected on the consolidated statement of financial condition of the Company as of September 30, 2001 included in the Company's SEC Documents. All real and personal property which is material to the Company's business on a consolidated basis and leased or licensed by the Company or a Subsidiary of the Company is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time.

        (t) Intellectual Property. The Company and each Subsidiary of the Company owns or possesses valid and binding licenses and other rights to use without payment of any material amount all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in its businesses, all of which have been Previously Disclosed by the Company, and none of the Company or any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. The Company and each of its Subsidiaries have performed in all material respects all the obligations required to be performed by them and are not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing.

        (u) Fiduciary Accounts. The Company and each of its Subsidiaries has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable laws and regulations. Neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers or employees, has committed any breach of trust with respect to any fiduciary account and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

        (v) Books and Records. The books and records of the Company and its Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of the Company and its Subsidiaries.

        (w) Insurance. The Company has Previously Disclosed all of the material insurance policies, binders, or bonds currently maintained by the Company or any of its Subsidiaries ("Insurance Policies"). The Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent in accordance with industry practices. All the Insurance Policies are in full force and effect; the Company and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

        (x) Allowance For Loan Losses. The Company's allowance for loan losses is, and shall be as of the Effective Date, in compliance with the Company's existing methodology for determining the adequacy of its allowance for loan losses as well as the standards established by applicable Governmental Authorities and the Financial Accounting Standards Board and is and shall be adequate under all such standards.

        (y) Transactions With Affiliates. All "covered transactions" between a Company Bank and an "affiliate" within the meaning of Sections 23A and 23B of the Federal Reserve Act have been in compliance with such provisions.

        (z)     Required Vote; Antitakeover Provisions.

                (i) The affirmative vote of the holders of two-thirds of the outstanding shares of Company Common Stock is necessary to approve this Agreement and the Transactions on behalf of the Company.

                (ii) Based on the representation and warranty of Parent contained in Section 5.04(m), no "control share acquisition," "business combination moratorium," "fair price" or other form of antitakeover statute or regulation is applicable to this Agreement or the Stock Option Agreement and the transactions contemplated hereby and thereby. Without limiting the foregoing, the Board of Directors of the Company has approved the transactions contemplated by this Agreement and the Stock Option Agreement and taken all other requisite action such that the provisions of the Company Articles relating to special voting requirements for certain business combinations will not apply to this Agreement or the Stock Option Agreement or any of the transactions contemplated hereby or thereby.

        (aa) Fairness Opinion. The Company Board has received the written opinion of Keefe, Bruyette & Woods, Inc. to the effect that as of the date hereof the Merger Consideration is fair to the holders of Company Common Stock from a financial point of view.

        (bb) Transactions in Securities. The Company has questioned its directors and executive officers concerning known stock transfers since December 31, 1999 and based upon that investigation the Company has not, and to the Company's knowledge (a) no director or officer of the Company or the Company's Subsidiaries, (b) no person related to any such director or officer by blood, marriage or adoption and residing in the same household and (c) no person who has been knowingly provided material nonpublic information by any one or more of these persons, has purchased or sold, or caused to be purchased or sold, any shares of Company Common Stock or other securities issued by the Company (i) during any period when the Company was in possession of material nonpublic information or (ii) in violation of any applicable provision of the Exchange Act.

        (cc)    Disclosure. The representations and warranties contained in this
Section 5.03, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.03 not misleading.

        5.04.   Representations and Warranties of Parent. Subject to Sections
5.01 and 5.02 and except as Previously Disclosed, Parent hereby represents and warrants to the Company as follows:

        (a) Organization, Standing and Authority. Parent is duly organized, validly existing and in good standing under the laws of the State of Maine. Parent is duly qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Parent has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

        (b)     Parent Stock.

                (i) As of the date hereof, the authorized capital stock of Parent consists solely of 400,000,000 shares of Parent Common Stock, of which 151,220,600 shares were outstanding as of December 31, 2001, and 5,000,000 shares of Parent Preferred Stock, of which no shares were outstanding as of the date hereof. The outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid and non-assessable, and none of the shares of Parent Common Stock have been issued in violation of the preemptive rights of any Person. As of the date hereof, there are no Rights authorized, issued or outstanding with respect to the capital stock of Parent, except for (i) shares of Parent Common Stock issuable pursuant to the Parent Benefits Plans, (ii) shares of Parent Common Stock and/or Parent Preferred Stock issuable upon the exercise of Parent Rights and
        (iii) by virtue of this Agreement.

                (ii) The shares of Parent Common Stock to be issued in exchange for shares of Company Common Stock in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and the issuance thereof is not subject to any preemptive right.

        (c)     Subsidiaries.

                (i) As of the date hereof, the only subsidiary of the Company which constitutes a Significant Subsidiary is the Parent Bank. The Parent Bank has been duly organized and is validly existing in good standing under the laws of United States and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified. The Parent Bank is duly licensed by the OCC and its deposits are insured by the FDIC in the manner and to the maximum extent provided by law.

                (ii) As of the date hereof, (A) Parent owns, directly or indirectly, all the issued and outstanding equity securities of the Parent Bank, (B) no equity securities of the Parent Bank are or may become required to be issued (other than to Parent) by reason of any Right or otherwise, (C) there are no contracts, commitments, understandings or arrangements by which the Parent Bank is or may be bound to sell or otherwise transfer any of its equity securities (other than to Parent or any of its wholly-owned Subsidiaries) and (D) there are no contracts, commitments, understandings, or arrangements relating to Parent's rights to vote or to dispose of such securities.


        (d) Corporate Power. Each of Parent and the Parent Bank has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets. Parent has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement and to consummate the transactions contemplated hereby and thereby, subject to the receipt of all necessary approvals of Governmental Authorities.

        (e) Corporate Authority. This Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of Parent and the Parent Board. This Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery by the Company, this Agreement is a valid and legally binding agreement of Parent enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

        (f)     Regulatory Approvals; No Defaults

                (i) No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by Parent or any of its Subsidiaries in connection with the execution, delivery or performance by Parent and the Parent Bank of this Agreement, the Bank Merger Agreement and the Stock Option Agreement, as applicable, or to consummate the Transactions and the other transactions contemplated hereby and thereby, except for (A) filings of applications or notices with and approvals or waivers by the Federal Reserve Board, the OCC, the Massachusetts Bank Commissioner, the Depositors Insurance Fund, the Maine Superintendent, the Massachusetts Board and the MHPF, as required,
        (B) filings with the SEC and state securities authorities in connection with the issuance of Parent Common Stock in the Merger, (C) the approval of the listing on Nasdaq of the Parent Common Stock to be issued in the Merger, (D) the filing of Articles of Merger with the Secretary of State of the State of Maine pursuant to the MBCA and the Secretary of State of the Commonwealth of Massachusetts pursuant to the MBCL and (E) such corporate approvals and such consents or approvals of, or waivers by, or filings or registrations with, certain of the foregoing federal and state banking agencies in connection with the Bank Merger. As of the date hereof, Parent is not aware of any reason why the approvals set forth above and referred to in Section 7.01(b) will not be received in a timely manner and without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

                (ii) Subject to receipt, or the making, of the consents, approvals and filings referred to in the preceding paragraph and expiration of the related waiting periods, the execution, delivery and performance of this Agreement, the Bank Merger Agreement and the Stock Option Agreement by Parent and the Parent Bank, as applicable, and the consummation of the Transactions and the other transactions contemplated hereby and thereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or Agreement, indenture or instrument of Parent or of any of its Subsidiaries or to which Parent or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the articles of incorporation or bylaws (or similar governing documents) of Parent or any of its Subsidiaries or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

        (g)     Financial Reports and SEC Documents; Material Adverse Effect.

                (i)(A) Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it subsequent to December 31, 1998 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act in the form filed or to be filed (collectively, Parent's "SEC Documents") with the SEC, as of the date filed or to be filed, (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date; and each of the balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of Parent and its Subsidiaries as of its date, and each of the statements of income and changes in shareholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of Parent and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein.

                (i)(B) The draft audited consolidated financial statements of Parent at December 31, 2001 and 2000 and for each of the years in the three-year period ended December 31, 2001, delivered by Parent to the Company prior to the execution of this Agreement, (A) comply in all material respects as to form with the applicable securities regulations of the SEC and (B) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date; and each of the balance sheets contained in such financial statements (including the related notes and schedules thereto) fairly presents the consolidated financial position of Parent and its Subsidiaries as of its date, and each of the consolidated statements of income and changes in shareholders' equity and cash flows or equivalent statements in such financial statements (including any related notes and schedules thereto) fairly presents the consolidated results of operations, changes in shareholders' equity and changes in cash flows, as the case may be, of Parent and its Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved.

                (ii) Since September 30, 2001, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 5.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Parent.

        (h) Litigation. No litigation, claim or other proceeding before any court or governmental agency is pending against Parent or its Subsidiaries and, to Parent's knowledge, no such litigation, claim or other proceeding has been threatened and there are no facts which could reasonably give rise to such litigation, claim or other proceeding.

        (i) No Brokers. No action has been taken by Parent or its Subsidiaries that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement and the Stock Option Agreement.

        (j) Tax Matters. As of the date hereof, Parent does not have any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

        (k)     Regulatory Matters.

         (1)(i) Neither Parent nor any of its Subsidiaries nor any of any of their respective properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions or issuers of securities or engaged in the insurance of deposits or the supervision or regulation of it (collectively, the "Parent Regulatory Authorities"). Parent and its Subsidiaries have paid all assessments made or imposed by any Parent Regulatory Authority.

                (ii) Neither Parent nor any its Subsidiaries has been advised by, and does not have any knowledge of facts which could give rise to an advisory notice by, any Parent Regulatory Authority that such Parent Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

        (l)     Compliance With Laws. Each of Parent and its Subsidiaries:

                (i) is in material compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

                (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Parent's knowledge, no suspension or cancellation of any of them is threatened; and

                (iii) has received, since December 31, 1999, no notification or communication from any Governmental Authority (A) asserting that Parent or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to Parent's knowledge, do any grounds for any of the foregoing exist).

        (m) Ownership of Company Common Stock. Except for the Stock Option Agreement, none of Parent or any of its Subsidiaries, or to Parent's knowledge, any of its other affiliates or associates (as such terms are defined under the Exchange Act), owns beneficially or of record, directly or indirectly, or is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, shares of Company Common Stock (other than shares held in a fiduciary capacity that are beneficially owned by third parties or as a result of debts previously contracted) which in the aggregate represent 5% or more of the outstanding Company Common Stock.

        (n) Financial Ability. On the Effective Date, Parent or Parent Bank will have all funds necessary to consummate the Merger and pay the Aggregate Cash Consideration to holders of Company Common Stock pursuant to Section 3.01(c) hereof. Each of Parent and Parent Bank is, and immediately following completion of the Transactions will be, in compliance with all capital requirements applicable to it.

        (o)     Disclosure. The representations and warranties contained in this
Section 5.04, when considered as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.04 not misleading.


                                   ARTICLE VI

                                    COVENANTS

        6.01. Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of the Company and Parent agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Transactions as promptly as practicable and otherwise to enable consummation of the Transactions, including the satisfaction of the conditions set forth in Article VII hereof, and shall cooperate fully with the other party hereto to that end.

        6.02 Shareholder Approval. The Company agrees to take, in accordance with applicable law and the Company Articles and Company Bylaws, all action necessary to convene as soon as reasonably practicable a meeting of its shareholders to consider and vote upon the approval of this Agreement and any other matters required to be approved by the Company's shareholders for consummation of the Transactions (including any adjournment or postponement, the "Company Meeting"). Except with the prior approval of Parent, no other matters shall be submitted for the approval of the Company shareholders at the Company Meeting, other than the annual election of directors of the Company. The Company Board shall at all times prior to and during such meeting recommend such approval and shall take all reasonable lawful action to solicit such approval by its shareholders; provided that nothing in this

Agreement shall prevent the Company Board from withholding, withdrawing, amending or modifying its recommendation if the Company Board determines, after consultation with its outside counsel, that such action is legally required in order for the directors to comply with their fiduciary duties to the Company shareholders under applicable law; provided, further, that Section 6.08 shall govern the withholding, withdrawing, amending or modifying of such recommendation in the circumstances described therein.

        6.03.   Registration Statement.

        (a) Parent agrees to prepare a registration statement on Form S-4 or other applicable form (the "Registration Statement") to be filed by Parent with the SEC in connection with the issuance of Parent Common Stock in the Merger (including the proxy statement and prospectus and other proxy solicitation materials of the Company constituting a part thereof (the "Proxy Statement") and all related documents). The Company shall prepare and furnish such information relating to it and its directors, officers and shareholders as may be reasonably required in connection with the above referenced documents based on its knowledge of and access to the information required for said documents, and the Company, and its legal, financial and accounting advisors, shall have the right to review in advance such Registration Statement prior to its filing. The Company agrees to cooperate with Parent and Parent's counsel and accountants in requesting and obtaining appropriate opinions, consents and letters from its financial advisor and independent auditor in connection with the Registration Statement and the Proxy Statement. Provided that the Company has cooperated as described above, Parent agrees to file, or cause to be filed, the Registration Statement and the Proxy Statement with the SEC as promptly as reasonably practicable. Each of the Company and Parent agrees to use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof. Parent also agrees to use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. After the Registration Statement is declared effective under the Securities Act, the Company shall promptly mail at its expense the Proxy Statement to its shareholders.

        (b) Each of the Company and Parent agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement shall, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement and any amendment or supplement thereto shall, at the date(s) of mailing to shareholders and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each of the Company and Parent further agrees that if such party shall become aware prior to the Effective Date of any information furnished by such party that would cause any of the statements in the Registration Statement or the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other parties thereof and to take the necessary steps to correct the Registration Statement or the Proxy Statement.

        (c) Parent agrees to advise the Company, promptly after Parent receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Parent Common Stock for offering or sale in any jurisdiction, of the initiation or, to the extent Parent is aware thereof, threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

        6.04.   Regulatory Filings.

        (a) Each of Parent and the Company and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the Transactions and any other transactions contemplated by this Agreement (including the consolidation of any Company branches with Parent Bank branches or the closure of any Company branches, in each case as Parent in its sole discretion shall deem necessary; provided, however, that in no event shall such branch closures or consolidations be deemed a condition to Parent's obligation hereunder to consummate the Merger), the Bank Merger Agreement and the Stock Option Agreement; and any initial filings with Governmental Authorities (other than the Proxy Statement) shall be made by Parent as soon as reasonably practicable after the execution hereof. Each of Parent and the Company shall have the right to review in advance, and to the extent practicable each shall consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement and the Stock Option Agreement. In exercising the foregoing right, each of such parties agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it shall consult with the other parties hereto with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement, the Bank Merger Agreement and the Stock Option Agreement and each party shall keep the other parties apprised of the status of material matters relating to completion of the transactions contemplated hereby.

        (b) Each party agrees, upon request, to furnish the other parties with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other parties or any of their respective Subsidiaries to any third party or Governmental Authority.

        6.05. Press Releases. The Company and Parent shall consult with each other before issuing any press release with respect to the Transactions or this Agreement and shall not issue any such press release or make any such public statements without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party (but after such consultation, to the extent practicable in the circumstances), issue such press release or make such public statements as may upon the advice of outside counsel be required by law or the rules or regulations of Nasdaq. The Company and Parent shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the Transactions as reasonably requested by the other party.

        6.06.   Access; Information.

        (a) The Company agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford Parent and Parent's officers, employees, counsel, accountants and other authorized representatives such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties and personnel and to such other information as Parent may reasonably request and, during such period, it shall furnish promptly to Parent all information concerning its business, properties and personnel as Parent may reasonably request.

        (b) Parent agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the Company and its authorized representatives such access to Parent's personnel as the Company may reasonably request.

        (c) Each party agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section
6.06 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party shall keep confidential, and shall cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 6.06 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from publicly available sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by any party of the business and affairs of any other party shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to any party's obligation to consummate the transactions contemplated by this Agreement.

        6.07. Affiliates. The Company shall use its reasonable best efforts to identify those persons who may be deemed to be "affiliates" of the Company within the meaning of Rule 145 promulgated by the SEC under the Securities Act (the "Company Affiliates") and to cause each person so identified to deliver to Parent as soon as practicable, and in any event prior to the date of the Company Meeting, a written agreement to comply with the requirements of Rule 145 under the Securities Act in connection with the sale or other transfer of Parent Common Stock received in the Merger, which agreement shall be in a form reasonably satisfactory to the Company.

        6.08. Acquisition Proposals. The Company agrees that neither it nor any of its Subsidiaries nor any of their respective officers or directors shall, and that it shall direct and use its reasonable best efforts to cause its and each such Subsidiary's employees, agents and representatives not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or substantially all of the assets of the Company or more than 10% of the outstanding equity securities of the Company or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). The Company further agrees that neither the Company nor any of its Subsidiaries nor any of their respective officers and directors shall, and that it shall direct and use its reasonable best efforts to cause its and each such Subsidiary's employees, agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or the Company Board from (A) complying with its disclosure obligations under federal or state law; (B) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Company Board receives from the Person so requesting such information an executed confidentiality agreement; (C) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal or (D) recommending such an Acquisition Proposal to the shareholders of the Company, if and only to the extent that, (i) in each such case referred to in clause (B),
(C) or (D) above, the Company Board determines in good faith (after consultation with outside legal counsel) that such action would be required in order for its directors to comply with their respective fiduciary duties under applicable law and (ii) in the case referred to in clause (D) above, the Company Board determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and would, if consummated, result in a transaction more favorable to the Company's shareholders from a financial point of view than the Merger. The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposals. The Company agrees that it will notify Parent immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives.

        6.09. Certain Policies. Prior to the Effective Date, each of the Company and its Subsidiaries shall, consistent with GAAP, the rules and regulations of the SEC and applicable banking laws and regulations, modify or change its loan, OREO, accrual, reserve, tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of Parent; provided, however, that no such modifications or changes need be made prior to the satisfaction of the conditions set forth in Section 7.01(b); and further provided that in any event, no accrual or reserve made by the Company or any of its Subsidiaries pursuant to this Section 6.09 shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. The recording of any such adjustments shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of the Company or its management with any such adjustments.

        6.10. Nasdaq Listing. Parent agrees to use its reasonable best efforts to list, prior to the Effective Date, on the Nasdaq the shares of Parent Common Stock to be issued in connection with the Merger.

        6.11.   Indemnification.

        (a) From and after the Effective Time, Parent (the "Indemnifying Party") shall indemnify and hold harmless each present and former director, officer and employee of the Company or a Company Subsidiary, as applicable, determined as of the Effective Time (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, arising in whole or in part out of or pertaining to the fact that he or she was a director, officer, employee, fiduciary or agent of the Company or any Company Subsidiary or is or was serving at the request of the Company or any of the Company Subsidiaries as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including without limitation matters related to the negotiation, execution and performance of this Agreement, the Stock Option Agreement or any of the transactions contemplated hereby and thereby, to the fullest extent which such Indemnified Parties would be entitled under the Company Articles and Company Bylaws or equivalent documents of any Company Subsidiary, as applicable, or any agreement, arrangement or understanding which has been Previously Disclosed by the Company pursuant to this Section, in each case as in effect on the date hereof. Without limiting the foregoing, Parent also agrees that limitations on liability existing in favor of the Indemnified Parties as provided in the Company Articles and Company Bylaws or similar governing documents of the Company Subsidiaries as in effect on the date hereof with respect to matters occurring prior to the Effective Time shall survive the Merger and the Bank Merger and shall continue in full force and effect from and after the Effective Time.

        (b) Any Indemnified Party wishing to claim indemnification under this Section 6.11, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not actually prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction), (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent and (iv) the Indemnifying Party shall have no obligation hereunder in the event that a federal or state banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable laws and regulations.

        (c) Prior the Effective Time, Parent shall use its reasonable best efforts to purchase an extended reporting period endorsement under the Company's existing directors' and officers' liability insurance coverage for the Company's directors and officers in a form reasonably acceptable to the Company which shall provide such directors and officers with coverage for six years following the Effective Time of not less than the existing coverage under, and have other terms no materially less favorable on the whole to, the insured persons than the directors' and officers' liability insurance coverage presently maintained by the Company, provided that in no event shall Parent be required to expend in any one year an amount in excess of 150% of the annual premiums currently paid by the Company for such insurance (the "Insurance Amount"), and further provided that if Parent is unable to maintain or obtain the insurance called for by this
Section 6.11(c) as a result of the preceding provision, Parent shall use its reasonable best efforts to obtain as much comparable insurance as is available for the Insurance Amount with respect to acts or omissions occurring prior to the Effective Time by such directors and officers in their capacities as such.

        (d) If Parent or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successors and assigns of Parent shall assume the obligations set forth in this Section 6.11.

        6.12    Benefit Plans.

        (a) As soon as administratively practicable after the Effective Time, Parent shall take all reasonable action so that employees of the Company and its Subsidiaries shall be entitled to participate in each employee benefit plan, program or arrangement of Parent of general applicability (the "Parent Benefits Plans") to the same extent as similarly-situated employees of Parent and its Subsidiaries (it being understood that inclusion of the employees of the Company and its Subsidiaries in the Parent Benefits Plans may occur at different times with respect to different plans.) Parent shall cause each Parent Benefits Plan in which employees of the Company and its Subsidiaries are eligible to participate to recognize, for purposes of determining eligibility to participate in, the vesting of benefits and for all other purposes (but not for accrual of pension benefits) under the Parent Benefit Plans, the service of such employees with the Company and its Subsidiaries to the same extent as such service was credited for such purpose by the Company. Nothing herein shall limit the ability of Parent to amend or terminate any of the Company's Benefits Plans in accordance with their terms at any time.

        (b) Except as otherwise expressly provided in this Agreement and in the Termination Agreement to be executed pursuant to Section 6.14 hereof, Parent shall honor, and the Surviving Corporation shall continue to be obligated to perform, in accordance with their terms, all benefit obligations to, and contractual rights of, current and former employees of the Company existing as of the Effective Date, as well as all employment, severance, deferred compensation or "change-in-control" agreements, plans or policies of the Company which are Previously Disclosed. Parent acknowledges that the consummation of the Merger will constitute a "change-in-control" of the Company for purposes of any employee benefit plans, agreements and arrangements of the Company.

        (c) If employees of the Company or any of its Subsidiaries become eligible to participate in a medical, dental or health plan of Parent, Parent shall cause each such plan to (i) waive any preexisting condition limitations to the extent such conditions covered under the applicable medical, health or dental plans of Parent, (ii) provide full credit for under such plans any deductibles, co-payment and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation and (iii) waive any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to such employee on or after the Effective Time to the extent such employee had satisfied any similar limitation or requirement under an analogous Plan prior to the Effective Time.

        (d) For a period of six months following the Effective Time, Parent shall provide all employees of the Company and its Subsidiaries whose employment was terminated other than for cause, disability or retirement at or following the Effective Time, and who so desires, job counseling and outplacement assistance services in accordance with Parent's employment policies and practices, shall assist such employees in locating new employment and shall notify all such employees who want to be so notified of opportunities for positions with Parent or any of its Subsidiaries for which Parent reasonably believes such persons are qualified and shall consider any application for such positions submitted by such persons, provided, however, that any decision to offer employment to any such person shall be made in the sole discretion of Parent.

        (e) All employees of the Company or a Company Subsidiary as of the Effective Time shall become employees of Parent or a Parent Subsidiary as of the Effective Time, and Parent or a Parent Subsidiary will use its reasonable best efforts to give such persons (other than any such person who is party to an employment agreement, a severance agreement or a special termination agreement) at least four weeks prior written notice of any job elimination after the Effective Time for a period of 90 days following the Effective Time. Subject to such four-week notice requirement, Parent or a Parent Subsidiary shall have no obligation to continue the employment of any such person and nothing contained herein shall give any employee of the Company or a Company Subsidiary the right to continue employment with Parent or a Parent Subsidiary after the Effective Time. An employee of the Company or a Company Subsidiary (other than an employee who is party to an employment agreement, a severance agreement or a special termination agreement) whose employment is involuntarily terminated other than for cause following the Effective Time shall be entitled to receive severance payments in accordance with, and to the extent provided in, the Company Bank's Merger Severance Benefit Program, as amended, a copy of which Parent acknowledges has been provided to it by the Company.

        6.13. Bank Merger. Parent and the Company agree to take all action necessary and appropriate, including causing the entering into of an appropriate merger agreement (the "Bank Merger Agreement"), to cause the Company Bank to merge with and into the Parent Bank (the "Bank Merger") in accordance with applicable laws and regulations and the terms of the Bank Merger Agreement and as soon as practicable after consummation of the Merger.

        6.14. Termination Agreement; Employment and Noncompetition Agreement. Concurrently with the execution of this Agreement by the Company and Parent, (i) Parent, the Company, the Company Bank, Eastern Bank, as Trustee, and David L. Grey shall enter into a Termination Agreement in the form of Annex C hereto, and
(ii) Banknorth and David L. Grey shall enter into an Employment and Noncompetition Agreement in the form of Annex D hereto.

        6.15. Notification of Certain Matters. Each of the Company and Parent shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

                                   ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

        7.01. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each of the parties hereto to consummate the Merger is subject to the fulfillment or written waiver by the parties hereto prior to the Closing Date of each of the following conditions:

        (a) Shareholder Approval. This Agreement shall have been duly approved by holders of not less than a majority of the outstanding shares of the Company Common Stock.

        (b) Regulatory Approvals. All regulatory approvals required to consummate the Transactions shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any conditions, restrictions or requirements which the Parent Board reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the Transactions to such a degree that Parent would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof.

        (c) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Transactions.

        (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration

Statement shall have been issued and no proceedings for that purpose shall have been initiated by the SEC and not withdrawn.

        (e) Listing. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing on the Nasdaq.

        (f) Tax Opinion. Each of Parent and the Company shall have received the written opinion of Elias, Matz, Tiernan & Herrick L.L.P., in form and substance reasonably satisfactory to both the Company and Parent, dated as of the Effective Date, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and Parent and the Company will each be a party to the reorganization within the meaning of Section 368(b) of the Code, and that accordingly:

                (i) no gain or loss will be recognized by Parent or the Company as a result of the Merger;

                (ii) no gain or loss will be recognized by the shareholders of the Company who exchange their Company Common Stock solely for Parent Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Parent Common Stock);

                (iii) the tax basis of the Parent Common Stock received by the shareholders of the Company who exchange all of their Company Common Stock solely for Parent Common Stock in the Merger will be the same as the tax basis of the Company Common Stock surrendered in exchange therefor; and

                (iv) the holding period of the Parent Common Stock received by a shareholder of the Company pursuant to the Merger will include the period during which the Company Common Stock surrendered therefor was held, provided the Company Common Stock is a capital asset in the hands of the shareholder of the Company at the time of the Merger.

        In rendering such opinion, such counsel may require and rely upon representations and covenants including those contained in certificates of officers of Parent, the Company and others.

        7.02. Conditions to Obligation of the Company. The obligation of the Company to consummate the Merger is also subject to the fulfillment or written waiver by the Company prior to the Closing Date of each of the following conditions:

        (a) Representations and Warranties. The representations and warranties of Parent set forth in this Agreement, subject in all cases to the standard set forth in Section 5.02, shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and the Company shall have received a certificate, dated the Effective Date, signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

        (b) Performance of Obligations of Parent. Parent shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate, dated the Effective Date, signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

        (c) Other Actions. Parent shall have furnished the Company with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.01 and 7.02 as the Company may reasonably request.

        7.03. Conditions to Obligations of Parent. The obligations of Parent to consummate the Merger are also subject to the fulfillment or written waiver by Parent prior to the Closing Date of each of the following conditions:

        (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement, subject in all cases to the standard set forth in Section 5.02, shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and Parent shall have received a certificate, dated the Effective Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

        (b) Performance of Obligations of Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Parent shall have received a certificate, dated the Effective Date, signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

        (c) Dissenting Shares. Dissenting Shares shall not represent 10% or more of the outstanding Company Common Stock.

        (d) Other Agreements. The agreements referred to in Section 6.14 shall have been duly executed and delivered by the respective parties thereto and shall be in full force and effect, and each party thereto other than Banknorth shall have performed in all material respects all obligations required to be performed by it thereunder at or prior to the Effective Time.

        (e) Other Actions. The Company shall have furnished Parent with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.01 and 7.03 as Parent may reasonably request.

                                  ARTICLE VIII

                                   TERMINATION

        8.01 Termination. This Agreement may be terminated, and the Transactions may be abandoned:

        (a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of Parent and the Company if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

        (b) Breach. At any time prior to the Effective Time, by Parent or the Company if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of: (i) a breach by Parent or the Company, as the case may be, of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach; or (ii) a breach by Parent or the Company, as the case may be, of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party or parties of such breach, which breach (whether under (i) or (ii)) would be reasonably expected, individually or in the aggregate with other breaches, to result in a Material Adverse Effect with respect to Parent or the Company, as the case may be.

        (c) Delay. At any time prior to the Effective Time, by Parent or the Company if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Transactions are not consummated by December 31, 2002, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of (i) the party seeking to terminate pursuant to this Section 8.01(c) or (ii) any of the Shareholders (if the Company is the party seeking to terminate), which action or inaction is in violation of its obligations under this Agreement or, in the case of the Shareholders, his, her or its obligations under the relevant Shareholder Agreement.

        (d) No Regulatory Approval. By the Company or Parent, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or an application therefor shall have been permanently withdrawn at the request of a Governmental Authority or (ii) the shareholder approval referred to in Section 7.01(a) herein is not obtained at the Company Meeting.

        (e) No Shareholder Approval. By either Parent or the Company if any approval of the shareholders of the Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at the Company Meeting.

        (f) Failure to Recommend. At any time prior to the Company Meeting, by Parent if (i) the Company shall have breached Section 6.08, (ii) the Company Board shall have failed to make its recommendation referred to in Section 6.02, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of Parent or (iii) the Company shall have materially breached its obligations under Section 6.02 by failing to call, give notice of, convene and hold the Company Meeting in accordance with Section 6.02.

        (g) Certain Tender or Exchange Offers. By Parent if a tender offer or exchange offer for 10% or more of the outstanding shares of Company Common Stock is commenced (other than by Parent or a Subsidiary thereof), and the Company Board recommends that the shareholders of the Company tender their shares in such tender or exchange offer or otherwise fails to recommend that such shareholders reject such tender offer or exchange offer within the 10 business day period specified in Rule 14e-2(a) under the Exchange Act.

        8.02. Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this
Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Section 9.01 and (ii) that termination will not relieve a breaching party from liability for any willful breach of any covenant, agreement, representation or warranty of this Agreement giving rise to such termination.

                                   ARTICLE IX

                                  MISCELLANEOUS

        9.01. Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than agreements or covenants contained herein that by their express terms are to be performed after the Effective Time, and the Stock Option Agreement, the Termination Agreement and the Employment and Noncompetition Agreement, which shall terminate in accordance with the terms thereof) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.06(c), 8.02 and, excepting Section 9.12 hereof, this Article IX, which shall survive any such termination, and the Stock Option Agreement). Notwithstanding anything in the foregoing to the contrary, no representations, warranties, agreements and covenants contained in this Agreement shall be deemed to be terminated or extinguished so as to deprive a party hereto or any of its affiliates of any defense at law or in equity which otherwise would be available against the claims of any Person, including without limitation any shareholder or former shareholder.

        9.02. Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefited by the provision or (ii) amended or modified at any time, by an agreement in writing among the parties hereto executed in the same manner as this Agreement, except that after the Company Meeting no amendment shall be made which by law requires further approval by the shareholders of the Company without obtaining such approval.

        9.03. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

        9.04. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Maine applicable to contracts made and to be performed entirely within such State.

        9.05 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel and, in the case of Parent, the registration fee to be paid to the SEC in connection with the Registration Statement, except that expenses of printing the Proxy Statement shall be shared equally between the Company and Parent, and provided further that nothing contained herein shall limit either party's rights to recover any liabilities or damages arising out of the other party's willful breach of any provision of this Agreement.

        9.06. Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

        If to the Company to:

                Ipswich Bancshares, Inc.
                23 Market Street
                Ipswich, Massachusetts 01938
                Attention: David L. Grey
                           President and Chief Executive Officer
                Fax: (978) 356-9732

        With a copy to:

                Foley, Hoag & Eliot LLP
                One Post Office Square
                Boston, Massachusetts 02109-2170
                Attention: Peter Coogan, Esq. and
                           Carol Hempfling Pratt, Esq.
                Fax: (617) 832-7000

        If to Parent to:

                Banknorth Group, Inc.
                P.O. Box 9540
                Two Portland Square
                Portland, Maine 04112-9540
                Attention: William J. Ryan
                           Chairman, President
                           and Chief Executive Officer
                Fax: (207) 761-8587

        With a copy to:

                Elias, Matz, Tiernan & Herrick L.L.P.
                12th Floor, The Walker Building
                734 15th Street, N.W.
                Washington, D.C. 20005
                Attention: Gerard L. Hawkins, Esq.
                Fax: (202) 347-2172

        9.07. Entire Understanding; No Third Party Beneficiaries. This Agreement, the Shareholder Agreements, the Stock Option Agreement, the Termination Agreement and the Employment and Noncompetition Agreement represent the entire understanding of the parties hereto and thereto with reference to the transactions contemplated hereby and thereby and this Agreement, the Shareholder Agreements, the Stock Option Agreement, the Termination Agreement and the Employment and Noncompetition Agreement supersede any and all other oral or written agreements heretofore made. Except for the Indemnified Parties' right to enforce Parent's obligation under Section 6.11, which are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives, nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        9.08.   Severability. Except to the extent that application of this
Section 9.08 would have a Material Adverse Effect on the Company or Parent, any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. In all such cases, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.

        9.09. Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        9.10. Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include,"

"includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        9.11. Assignment. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        9.12. Alternative Structure. Notwithstanding any provision of this Agreement to the contrary, Parent may at any time modify the structure of the acquisition of the Company set forth herein, subject to the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed, provided that (i) the Merger Consideration to be paid to the holders of Company Common Stock is not thereby changed in kind or reduced in amount as a result of such modification, (ii) such modification will not adversely affect the tax treatment of the Company's shareholders as a result of receiving the Merger Consideration and (iii) such modification will not materially delay or jeopardize receipt of any required approvals of Governmental Authorities.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.



                                      BANKNORTH GROUP, INC.



                                      By:        /s/ William J. Ryan
                                         ---------------------------------------
                                            Name:  William J. Ryan
                                            Title: Chairman, President and
                                                    Chief Executive Officer

                                      IPSWICH BANCSHARES, INC.



                                      By:        /s/ David L. Grey
                                         ---------------------------------------
                                            Name:  David L. Grey
                                            Title: President and Chief
                                                    Executive Officer


                                      By:        /s/ Francis Kenney
                                         ---------------------------------------
                                            Name:  Francis Kenney
                                            Title: Treasurer and
                                                    Chief Financial Officer

                                                                         ANNEX A

                              SHAREHOLDER AGREEMENT

        SHAREHOLDER AGREEMENT (the "Agreement"), dated as of February 26, 2002, by and between _________, a shareholder ("Shareholder") of Ipswich Bancshares, Inc., a Massachusetts corporation (the "Company"), and Banknorth Group, Inc., a Maine corporation ("Parent"). All terms used herein and not defined herein shall have the meanings assigned thereto in the Merger Agreement (defined below).

        WHEREAS, Parent and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which the Company will merge with and into Parent on the terms and conditions set forth therein and, in connection therewith, outstanding shares of Company Common Stock will be converted into shares of Parent Common Stock and/or cash in the manner set forth therein; and

        WHEREAS, Shareholder owns the shares of Company Common Stock identified on Annex I hereto (such shares, together with all shares of Company Common Stock subsequently acquired by Shareholder during the term of this Agreement, being referred to as the "Shares"); and

        WHEREAS, in order to induce Parent to enter into the Merger Agreement, Shareholder, solely in such Shareholder's capacity as a shareholder of the Company and not in any other capacity, has agreed to enter into and perform this Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                1. Agreement to Vote Shares. Shareholder agrees that at any meeting of the shareholders of the Company, or in connection with any written consent of the shareholders of the Company, Shareholder shall:

                (i) appear at each such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

                (ii) vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, all the Shares (whether acquired heretofore or hereafter) that are beneficially owned by Shareholder or as to which Shareholder has, directly or indirectly, the right to vote or direct the voting, (x) in favor of adoption and approval of the Merger Agreement and the Merger and any other action requested by Parent in furtherance thereof; (y) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement or of Shareholder contained in this Agreement; and (z) against any Acquisition Proposal or any other action, agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the Merger or this Agreement.

                2. No Transfers Prior to the Company Meeting (as defined in the Merger Agreement), Shareholder agrees not to, directly or indirectly, sell transfer, pledge, assign or otherwise dispose of, or enter into any contract option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Shares. In the case of any transfer by operation of law, this Agreement shall be binding upon and inure to the transferee(s). Any transfer or other disposition in violation of the terms of this Section 2 shall be null and void.

                3. Representations and Warranties of Shareholder. Shareholder represents and warrants to and agrees with Parent as follows:

                A. Capacity. Shareholder has all requisite capacity and authority to enter into and perform his, her or its obligations under this Agreement.

                B. Binding Agreement. This Agreement constitutes the valid and legally binding obligation of Shareholder, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                C. Non-Contravention. The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of his, her or its obligations hereunder and the consummation by Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Shareholder is a party or by which Shareholder is bound, or any statute, rule or regulation to which Shareholder is subject or, in the event that Shareholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of Shareholder.

                D. Ownership of Shares. Shareholder has good title to all of the Shares as of the date hereof, and, except as set forth on Annex I hereto, the Shares are so owned free and clear of any liens, security interests, charges or other encumbrances.

                4. Specific Performance and Remedies. Shareholder acknowledges that it will be impossible to measure in money the damage to Parent if Shareholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, Parent will not have an adequate remedy at law or in equity. Accordingly, Shareholder agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that Parent has an adequate remedy at law. Shareholder agrees that Shareholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Parent's seeking or obtaining such equitable relief.

        In addition, after discussing the matter with Shareholder, Parent shall have the right to inform any third party that Parent reasonably believes to be, or to be contemplating, participating with Shareholder or receiving from Shareholder assistance in violation of this Agreement, of the terms of this Agreement and of the rights of Parent hereunder, and that participation by any such persons with Shareholder in activities in violation of Shareholder's agreement with Parent set forth in this Agreement may give rise to claims by Parent against such third party.

                5. Term of Agreement; Termination.

                A. The term of this Agreement shall commence on the date hereof.

                B. This Agreement shall terminate upon the date, if any, of termination of the Merger Agreement in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, however, such termination shall not relieve any party from liability for any breach of this Agreement prior to such termination.

                C. If the Merger Agreement is not terminated in accordance with its terms, this Agreement (except for the provisions of Sections 3, 8 and 9, which shall survive the Effective Time) shall terminate upon the Effective Time. Upon such termination, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination shall not relieve any party from liability for any breach of such Section prior to such termination.

                6. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

                7. Notices. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next business day when sent by a reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                If to Parent:

                Banknorth Group, Inc.
                P.O. Box 9540
                Two Portland Square
                Portland, Maine 04112-9540
                Attention:  William J. Ryan
                Chairman, President and
                      Chief Executive Officer
                Fax:  (207) 761-8587


                With a copy to:

                Elias, Matz, Tiernan & Herrick, L.L.P.
                734 15th Street, N.W.
                Washington, D.C.  20005
                Attn:  Gerard L. Hawkins, Esq.
                Fax:  (202) 347-2172

        If to Shareholder:

        ------------------------

        ------------------------

        ------------------------

                With a copy to:

                Foley Hoag & Eliot LLP
                One Post Office Square
                Boston, Massachusetts 02109-2170
                Attention: Peter Coogan, Esq.
                Fax: (617) 832-7000

                8.      Miscellaneous.

                A. Severability. If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

                B. Capacity. The covenants contained herein shall apply to Shareholder solely in his or her capacity as a shareholder of the Company, and no covenant contained herein shall apply to Shareholder in his or her capacity as a director, officer or employee of the Company or in any other capacity. Nothing contained in this Agreement shall be deemed to apply to, or limit in any manner, the obligations of the Shareholder to comply with his or her fiduciary duties as a director of the Company.

                C. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                D. Headings. All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

                E. CHOICE OF LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MAINE, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PRINCIPLES.

                9. Attorney's Fees. The prevailing party or parties in any litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding ("Proceeding") relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party or parties all fees and disbursements of counsel (including expert witness and other consultants' fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and fees and disbursements of counsel.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                      BANKNORTH GROUP, INC.


                                      By:
                                         ---------------------------------------
                                         Name:  William J. Ryan
                                         Title: Chairman, President and Chief
                                                  Executive Officer


                                      [SHAREHOLDER]


                                      ------------------------------------------
                                      (Signature)

                                     ANNEX I
                              SHAREHOLDER AGREEMENT

                             Number of Shares Owned:

                                                                         ANNEX B


                             STOCK OPTION AGREEMENT

        Stock Option Agreement, dated as of February 26, 2002, between Banknorth Group, Inc., a Maine corporation ("Grantee"), and Ipswich Bancshares, Inc., a Massachusetts corporation ("Issuer").

                              W I T N E S S E T H:

        WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), which provides for the merger of Issuer with and into Grantee on the terms and conditions set forth therein; and

        WHEREAS, as a condition and an inducement to Grantee to enter into the Merger Agreement, Issuer has agreed to grant Grantee the Option (as hereinafter defined);

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

        1.      (a)     Issuer hereby grants to Grantee an unconditional,
irrevocable option (the "Option") to purchase, subject to the terms hereof, up to an aggregate of 384,438 fully paid and nonassessable shares (the "Option Shares") of common stock, par value $0.10 per share, of Issuer (the "Common Stock") at a price per share equal to $15.35 (the "Option Price"); provided, however, that in no event shall the number of shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Common Stock. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

                (b) In the event that any additional shares of Common Stock are either (i) issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement and other than pursuant to an event described in Section 5 hereof), including, without limitation, pursuant to stock option or other employee plans or as a result of the exercise of conversion rights, or (ii) redeemed, repurchased, retired or otherwise cease to be outstanding after the date of this Agreement, the number of shares of Common Stock subject to the Option shall be increased or decreased, as appropriate, so that, after such event, such number equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject to or issued pursuant to the Option. Nothing contained in this Section l(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

        2.      (a)     The Holder (as hereinafter defined) may exercise the
Option, in whole or part, and from time to time, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the

Exercise Notice (as hereinafter defined) within ninety (90) days following such Subsequent Triggering Event (or such later period as provided in Section 10). Each of the following shall be an Exercise Termination Event: (i) the Effective Time (as defined in the Merger Agreement); (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event, except a termination by Grantee pursuant to Section 8.01(b) of the Merger Agreement (unless the breach by Issuer giving rise to such right of termination was non-volitional ( a "Listed Termination")); or (iii) the passage of 12 months (or such longer period as provided in Section 10) after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event or is a Listed Termination, provided that if an Initial Triggering Event continues or occurs beyond such termination and prior to the passage of such 12-month-period, the Exercise Termination Event shall be 12 months from the expiration of the Last Triggering Event but in no event more than 18 months after such termination. The term "Last Triggering Event" shall mean the last Initial Triggering Event to be in effect, and the term "Holder" shall mean the permitted holder or holders of the Option pursuant to this Agreement. Notwithstanding anything to the contrary contained herein, the Option may not be exercised at any time when Grantee shall be in willful material breach of any of its covenants or agreements contained in the Merger Agreement such that Issuer shall be entitled to terminate the Merger Agreement pursuant to Section 8.01(b) thereof as a result of such a willful material breach.

                (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring on or after the date hereof:

                        (i) Issuer or any Subsidiary (as hereinafter defined) of Issuer (an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder), other than Grantee or any Subsidiary of Grantee (a "Grantee Subsidiary") or the Board of Directors of Issuer (the "Issuer Board") shall have recommended that the stockholders of Issuer approve or accept any Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary. For purposes of this Agreement, (a) "Acquisition Transaction" shall mean (w) a merger or consolidation, or any similar transaction, involving Issuer or any Issuer Subsidiary,
                (x) a purchase, lease or other acquisition or assumption of all or any substantial part of the consolidated assets or consolidated deposits of Issuer or any Issuer Subsidiary, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or any Issuer Subsidiary or (z) any substantially similar transaction, provided that in no event shall (i) any merger, consolidation, purchase or similar transaction involving only Issuer and one or more of its Subsidiaries, or involving only any two or more of such Subsidiaries, be deemed to be an Acquisition Transaction, provided that any such transaction is not entered into in violation of the terms of the Merger Agreement, or (ii) the transactions contemplated by the Merger Agreement or the entering into of the Merger Agreement be deemed to be an

                Acquisition Transaction; and (b) "Subsidiary" shall have the meaning set forth in Rule 12b-2 under the 1934 Act;

                        (ii) After the date hereof, any person, other than Grantee or a Grantee Subsidiary, shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

                        (iii) The stockholders of Issuer shall have voted and failed to approve the Merger Agreement at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of the Merger Agreement or shall have been cancelled prior to termination of the Merger Agreement if, in each case prior to such meeting (or if such meeting shall not have been held or shall have been cancelled, prior to such termination), it shall have been publicly announced that any person (other than Grantee or a Grantee Subsidiary) shall have made, or publicly disclosed an intention to make, a proposal to engage in an Acquisition Transaction;

                        (iv) The Issuer Board, without having received Grantee's prior written consent, shall have withdrawn or modified, or publicly announced its intention to withdraw or modify in any manner adverse in any respect to Grantee, its recommendation that the stockholders of Issuer approve the transactions contemplated by the Merger Agreement in anticipation of engaging in an Acquisition Transaction, or Issuer or any Issuer Subsidiary shall have authorized, recommended or proposed, or publicly announced its intention to authorize, recommend or propose, an agreement to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary;

                        (v) Any person other than Grantee or a Grantee Subsidiary shall have filed with the Securities and Exchange Commission ("SEC") a registration statement or tender offer materials with respect to a potential exchange offer or tender offer that would constitute an Acquisition Transaction (or filed a preliminary proxy statement with the SEC with respect to a potential vote by its stockholders to approve the issuance of shares to be offered in such an exchange offer);

                        (vi) Issuer shall have breached any covenant or obligation contained in the Merger Agreement after a proposal is made by any third party, other than Grantee or a Grantee Subsidiary, to engage in an Acquisition Transaction and following such breach (x) Grantee would be entitled to terminate the Merger Agreement (whether immediately or after the giving of notice or passage of time or both) and (y) such breach shall not have been cured prior to the Notice Date (as defined below); or

                        (vii) Any person other than Grantee or a Grantee Subsidiary, without Grantee's prior written consent, shall have filed an application or notice with the

                Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or other federal or state bank regulatory or antitrust authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

        The acquisition of additional shares of Common Stock by David L. Grey, who beneficially owns more than 10% of the outstanding Common Stock as of the date hereof, shall not be deemed to be an Initial Triggering Event within the meaning of subparagraph (ii) above as long as he is party to and in compliance with the Shareholder Agreement between him and Grantee dated as of the date hereof.

                (c) The term "Subsequent Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

                        (i) the acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 25% or more of the then outstanding Common Stock; or

                        (ii) the occurrence of the Initial Triggering Event described in clause (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (y) of the second sentence thereof shall be 25%.

                (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event") of which it has notice, it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

                (e) In the event the Holder is entitled to and wishes to exercise the Option (or any portion thereof), it shall send to Issuer a written notice (an "Exercise Notice," the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares of Common Stock it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing," the date of which being herein referred to as the "Closing Date"); provided that if prior notification to or approval of the Federal Reserve Board or any other regulatory or antitrust agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval, shall promptly notify Issuer of such filing and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. The term "business day" for purposes of this Agreement means any day, excluding Saturdays, Sundays and any other day that is a legal holiday in the Commonwealth of Massachusetts or a day on which banking institutions in the Commonwealth of Massachusetts are authorized by law or executive order to close.

                (f) At a Closing, the Holder shall (i) pay to Issuer the aggregate purchase price for the Option Shares purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer and (ii) present and surrender this Agreement to Issuer at its principal executive offices, provided that the failure or refusal of the Issuer to designate such a bank account or accept surrender of this Agreement shall not preclude the Holder from exercising the Option.

                (g) At a Closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of Option Shares purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the Option Shares purchasable hereunder, and the Holder shall deliver to Issuer a copy of this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

                (h) Certificates for Option Shares delivered at a Closing hereunder may be endorsed (in the sole discretion of Issuer) with a restrictive legend that shall read substantially as follows:

                "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act") in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference in the opinion of counsel to the Holder, which shall be set forth in a written opinion in form and substance reasonably satisfactory to Issuer; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

                (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under paragraph (e) of this
Section 2, the tender of the applicable purchase price in immediately available funds and the tender of a copy of this Agreement to Issuer, the Holder shall be deemed, subject to the receipt of any necessary regulatory approvals, to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

        3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer;
(iii) promptly to take all action as may from time to time be required (including without limitation (x) complying with all applicable premerger notification, reporting and waiting period requirements specified in 15 U.S.C.
Section 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHCA"), or the Change in Bank Control Act of 1978, as amended, or any state or other federal banking law, prior approval of or notice to the Federal Reserve Board or to any state or other federal regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in connection with the preparation of such applications or notices and providing such information to the Federal Reserve Board or such state or other federal regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

        4. This Agreement and the Option granted hereby are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase on the same terms and subject to the same conditions as are set forth herein in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, subject to the aforementioned indemnification, if applicable, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

        5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of Option Shares purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5. In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividend, stock split, split-up, merger, recapitalization, stock combination, subdivision, conversion, exchange of shares, distribution on or in respect of the Common Stock or similar transaction, the type and number of

Option Shares subject to the Option, and the Option Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Grantee shall receive upon exercise of the Option the number and class of Option Shares or other securities or property that Grantee would have received in respect of Option Shares if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable.

        6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within six (6) months (or such later period as provided in Section 10) following such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the Option Shares issued pursuant hereto), promptly prepare, file and keep current, with respect to the Option and the Option Shares, a registration statement under the 1933 Act, to the extent applicable, and qualify such Option and Option Shares for resale or other disposition under applicable state securities laws, in each case in accordance with any plan of disposition requested by Grantee. Issuer will use all reasonable efforts to cause such registration statement promptly to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. Issuer shall bear the costs of such registrations (including, but not limited to, Issuer's attorneys' fees, printing costs and filing fees, except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto). The foregoing notwithstanding, if, at the time of any request by Grantee for registration of the Option or Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering by Issuer of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering, the inclusion of the Option and/or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of shares represented by the Option and/or the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of shares represented by the Option and/or the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then Issuer shall file a registration statement for the balance as promptly as practicable thereafter as to which no reduction pursuant to this Section 6 shall be permitted or occur and Holder shall thereafter be entitled to one additional registration and the twelve (12) month period referred to in the first sentence of this section shall be increased to twenty four (24) months. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any such registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for Issuer. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall the number of registrations that Issuer is obligated to effect be increased by reason of the fact that there shall be more than one Holder as a result of any assignment or division of this Agreement.

        7.      (a)     Immediately prior to the occurrence of a Repurchase
Event (as described below), (i) at the request of any Holder delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which (A) the Market/Offer Price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which the Option may then be exercised, and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered within 90 days following such occurrence (or such later period as provided in Section 10), Issuer (or any successor thereto) shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the greater of (A) the Market/Offer Price and (B) the average exercise price per share paid by the Owner for the Option Shares so designated. The term "Market/Offer Price" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any person, other than Grantee or a Grantee Subsidiary, pursuant to an agreement with Issuer of the kind described in
Section 2(b)(i), (iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date of such required repurchase of the Option or Option Shares, as the case may be, or (iv) in the event of a sale of all or any substantial part of Issuer's assets or deposits, the sum of the price paid in such sale for such consolidated assets or consolidated deposits and the current market value of the remaining assets of Issuer as determined by a nationally-recognized investment banking firm selected by a majority in interest of the Holders or the Owners, as the case may be, and reasonably acceptable to Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally-recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to Issuer.

                (b) Each Holder and Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that such Holder or Owner, as the case may be, elects to require Issuer to repurchase this Option and/or Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited under applicable law and regulation from so delivering.

                (c) To the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify each Holder and/or each Owner and thereafter deliver or cause to be delivered, from time to time, to such Holder and/or such Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within two business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this
Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in part or in full (and Issuer hereby undertakes to use all reasonable efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), such Holder or Owner may revoke its notice of repurchase of the Option and/or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price and/or the Option Share Repurchase Price that Issuer is not prohibited from delivering with respect to Options or Option Shares as to which the Holder or the Owner, as the case may be, has not revoked its repurchase demand; and (ii) deliver, as appropriate, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, and/or
(B) to such Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

                (d) For purposes of this Agreement, a "Repurchase Event" shall be deemed to have occurred upon the occurrence of any of the following events or transactions after the date hereof:

                        (i) the acquisition by any person (other than Grantee or any Grantee Subsidiary) of beneficial ownership of 50% or more of the then outstanding Common Stock; or

                        (ii) the consummation of any Acquisition Transaction described in Section 2(b)(i) hereof, except that the percentage referred to in clause (y) of the second sentence thereof shall be 50%;

provided that no such event shall constitute a Repurchase Event unless a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event. The parties hereto agree that Issuer's obligations to repurchase the Option or Option Shares under this Section 7 shall not terminate upon the occurrence of any Exercise Termination Event unless no Subsequent Triggering Event shall have occurred prior to the occurrence of an Exercise Termination Event.

        8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or a Grantee Subsidiary, or engage in a plan of exchange with any person, other than Grantee or a Grantee Subsidiary, and Issuer shall not be the continuing or surviving corporation of such consolidation or merger or the acquiror in such plan of exchange, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer or be acquired by Issuer in a plan of exchange and Issuer shall be the continuing or surviving or acquiring corporation, but, in connection with such merger or plan of exchange, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger or plan of exchange represent less than 50% of the outstanding shares and share equivalents of the merged or acquiring company, or (iii) to sell or otherwise transfer all or a substantial part of its or any Issuer Subsidiary's consolidated assets or consolidated deposits to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of any Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

                (b)     The following terms have the meanings indicated:

                        (i) "Acquiring Corporation" shall mean (i) the continuing or surviving person of a consolidation or merger with Issuer (if other than Issuer), (ii) the acquiring person in a plan of exchange in which Issuer is acquired, (iii) Issuer in a merger or plan of exchange in which Issuer is the continuing or surviving or acquiring person, and (iv) the transferee of all or a substantial part of Issuer's consolidated assets or consolidated deposits (or the assets or deposits of an Issuer Subsidiary).

                        (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

                        (iii) "Assigned Value" shall mean the Market/Offer Price, as defined in Section 7.

                        (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger, share exchange or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger, share exchange or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

        (c) The Substitute Option shall have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall, to the extent legally permissible, be as similar as possible to, and in no event less advantageous to the Holder than, the terms of the Option. The issuer of the Substitute Option also shall enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement (after giving effect for such purpose to the provisions of Section 9), which agreement shall be applicable to the Substitute Option.

        (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a), divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option was exercisable immediately prior to the event described in the first sentence of Section 8(a) and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

        (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this paragraph (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this paragraph (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this paragraph (e). This difference in value shall be determined by a nationally-recognized investment banking firm selected by a majority in interest of the Holders and reasonably acceptable to the Acquiring Corporation.

        (f) Issuer shall not enter into any transaction described in paragraph (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

        9.      (a)     At the request of the holder of the Substitute Option
(the "Substitute Option Holder") delivered to the Substitute Option Issuer, the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised, and at the request of each owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the greater of (A) the Highest Closing Price and (B) the average exercise price per share paid by the Substitute Share Owner for the Substitute Shares so designated, multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

                (b) Each Substitute Option Holder and Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and/or certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this Section 9. As promptly as practicable, and in any event within two business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor, or the portion(s) thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

                (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer following a request for repurchase pursuant to this
Section 9 shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Option Repurchase Price and/or the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within two business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, or as a result of a written agreement or other binding obligation with a governmental or regulatory body or agency, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use all reasonable efforts to obtain all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder and/or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, and/or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing.

        10. The 90-day or six-month periods for exercise of certain rights under Sections 2, 6, 7 and 9 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights (for so long as the Holder, Owner, Substitute Option Holder or Substitute Share Owner, as the case may be, is using its reasonable best efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods; (ii) during the pendency of any order, injunction or judgment that prohibits or delays exercise of such rights; and (iii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

        11.     (a)     Issuer hereby represents and warrants to Grantee as
follows:

                        (i) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Issuer Board and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

                        (ii) The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Issuer with any of the provisions hereof will not (i) conflict with or result in a breach of any provision of its Articles of Organization or Bylaws or a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, license, material agreement or other material instrument or obligation to which Issuer is a party, or by which it or any of its properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Issuer or any of its properties or assets.

                        (iii) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant thereto, will be duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

                (b)     Grantee hereby represents and warrants to Issuer that:

                        (i) Grantee has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Grantee and the performance of its obligations hereunder by Grantee have been duly and validly authorized by all necessary corporate action on the part of Grantee and no other corporate proceedings on the part of Grantee are necessary to authorize this Agreement for Grantee to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by Grantee.

                        (ii) The Option is not being, and any shares of Common Stock or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the 1933 Act and any applicable securities offering rules of a federal or state banking authority.

        12. Neither of the parties hereto may assign or otherwise transfer any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder, provided, however, that until the date 15 days following the date on which the Federal Reserve Board approves an application by Grantee under the BHCA to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the sole purpose of conducting a widely dispersed public distribution on Grantee's behalf or (iv) any other manner approved by the Federal Reserve Board.

        13. Each of Grantee and Issuer will use all reasonable efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, applying to the Federal Reserve Board under the BHCA for approval to acquire the shares issuable hereunder and applying for listing or quotation of such shares on any exchange or quotation system on which the Common Stock is then listed or quoted.

        14.     (a)     Notwithstanding any other provision of this Agreement,
in no event shall the Grantee's Total Profit (as hereinafter defined) exceed $2,400,000 (the "Maximum Profit") and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either (i) reduce the number of shares of Common Stock subject to this Option, (ii) deliver to the Issuer for cancellation Option Shares previously purchased by Grantee, (iii) pay cash to the Issuer or (iv) any combination thereof, so that Grantee's actually realized Total Profit shall not exceed the Maximum Profit after taking into account the foregoing actions. As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 7 hereof, (ii) (x) the amount received by Grantee pursuant to Issuer's repurchase of the Option Shares pursuant to Section 7 hereof, less
(y) the Grantee's purchase price for such Option Shares, (iii) (x) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged) to any unaffiliated party, less (y) the Grantee's purchase price of such Option Shares,
(iv) any amounts received by Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated party and (v) any equivalent amount with respect to the Substitute Option.

                (b) Notwithstanding any other provision of this Agreement, this Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as hereinafter defined) of more than the Maximum Profit, provided that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date. As used herein, the term "Notional Total Profit" with respect to any number of shares as to which Grantee may propose to exercise this Option shall be the Total Profit determined as of the date of such proposed exercise assuming that this Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

        15. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief. In connection therewith, both parties waive the posting of any bond or similar requirement.

        16. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer or Substitute Option Issuer, as the case may be, is not permitted to repurchase pursuant to Section 7 or Section 9, as the case may be, the full number of shares of Common Stock provided in Section l(a) hereof (as adjusted pursuant to Section l(b) or Section 5 hereof), it is the express intention of Issuer (which shall be binding on the Substitute Option Issuer) to allow the Holder to acquire or to require Issuer or Substitute Option Issuer, as the case may be, to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

        17. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by fax, telecopy or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

        18. This Agreement shall be governed by and construed in accordance with the laws of the State of Maine, without regard to the conflict of law principles thereof.

        19. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

        20. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

        21. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

        22. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

        IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                    IPSWICH BANCSHARES, INC.



                                    By:
                                       -----------------------------------------
                                       Name:  David L. Grey
                                       Title: President and Chief Executive
                                               Officer


                                    BANKNORTH GROUP, INC.


                                    By:
                                       -----------------------------------------
                                       Name:  William J. Ryan
                                       Title: Chairman, President
                                               and Chief Executive Officer

                                                                         ANNEX C

                              TERMINATION AGREEMENT

        AGREEMENT, dated as of February 26, 2002, by and among Banknorth Group, Inc. ("Banknorth"), Ipswich Bancshares, Inc. ( the "Company"), Ipswich Savings Bank (the "Bank"), a wholly-owned subsidiary of the Company, Eastern Bank, as Trustee of the Ipswich Irrevocable Insurance Trust (the "Trust"), and David L. Grey (the "Executive").

                                   WITNESSETH

        WHEREAS, the Executive is a director and president and chief executive officer of the Company and the Bank; and

        WHEREAS, the Executive and the Bank have entered into an Amended and Restated Employment Agreement, dated as of June 18, 1997 and amended and restated as of May 18, 1999 (the "Employment Agreement"); and

        WHEREAS, the Executive, the Bank and Eastern Bank, as Trustee of the Trust, have entered into an Amended and Restated Split Dollar Agreement, dated as of February 21, 1996 and amended and restated as of May 18, 1999 (the "Split Dollar Agreement"), and a related Amended and Restated Assignment of Life Insurance Policy as Collateral in favor of Eastern Bank, as Trustee of the Trust, dated as of February 21, 1996 and amended and restated as of May 18, 1999 (the "Collateral Assignment"), and the Bank and Eastern Bank, as Trustee of the Trust, have entered into an Amended and Restated Ipswich Irrevocable Insurance Trust Agreement, dated as of February 21, 1996 and amended and restated as of May 18, 1999 (the "Trust Agreement"); and

        WHEREAS, Banknorth and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which the Company will merge with and into Banknorth on the terms and conditions set forth therein and, in connection therewith, outstanding shares of Company Common Stock will be converted into shares of Banknorth Common Stock and/or cash in the manner set forth therein; and

        WHEREAS, as an inducement to Banknorth to enter into the Merger Agreement, the Employers and the Executive desire to set forth the status of the Executive's employment relationships with the Company and the Bank (collectively, the "Employers") as of the Effective Time (as defined in the Merger Agreement) and the benefits he will be entitled to receive upon termination of such employment relationships; and

        WHEREAS, the Executive's employment relationship with Banknorth as of the Effective Time is the subject of an Employment and Noncompetition Agreement between Banknorth and the Executive entered into as of the date hereof and to be effective as of the Effective Time (the "Employment and Noncompetition Agreement");

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the parties hereto agree as follows:

        1. Termination of Employment and Directorships; Accrued but Unpaid Obligations.

        (a) At the Effective Time, the Executive shall cease to be a director and president and chief executive officer of the Company and the Bank and any other employment and consulting relationships between the Executive and any of the Company, the Bank and each other direct or indirect subsidiary of the Company, and his membership on the boards of directors of the Company, the Bank and each other such subsidiary, shall be terminated. Without limiting the foregoing, the Employers and the Executive agree that at the Effective Time the Employment Agreement shall be automatically terminated without the necessity of any further action on the part of either party thereto, with the result that it shall be null and void and no party thereto or any heir, successor or assignee thereof shall have any continuing rights or obligations thereunder.

        (b) In connection with the terminations provided in paragraph (a) of this Section 1, the Company shall pay to the Executive, immediately prior to the Effective Time, a cash amount equal to the sum of (i) the Executive's accrued but unpaid annual base salary to the Effective Time and (ii) an amount in compensation for Executive's accrued but unused vacation time to the extent permitted under the Employers' vacation policies in effect as of the date hereof. The calculation and payment of such amounts shall be subject to the reasonable review and approval of Banknorth.

        2. Payments to the Executive. In consideration of the agreements of the Executive pursuant to Section 1(a), Banknorth agrees to pay to the Executive, or to cause the Bank to pay to the Executive, at the Effective Time, a cash amount equal to three times his current "base amount" for purposes of
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), less one dollar. Banknorth, the Employers and the Executive agree that the amount required to be paid to the Executive pursuant to the preceding sentence is $876,189.

        3. Split Dollar Agreement and Related Agreements. The Employers, the Executive and Eastern Bank, as Trustee of the Trust, as applicable, agree, within thirty (30) days after the date hereof, to (i) amend the Split Dollar Agreement and the related Collateral Assignment to eliminate the Bank as a party thereto effective as of the Effective Time and (ii) amend and restate the Trust Agreement to reflect the foregoing amendments to the Split Dollar Agreement and the Collateral Assignment, all with the result that (x) the Employers shall have no further obligation to make contributions to the Trust, (y) the Employers shall have no right to receive Premium Reimbursement (as defined in the Split Dollar Agreement) from the Trust except in the case of the insolvency of the Bank and (z) all administrative and Trustee's fees and expenses shall be paid from the Trust. Such amended Split Dollar Agreement, amended Collateral Assignment and amended and restated Trust Agreement shall be in form and substance reasonably satisfactory to Banknorth. The Employers agree to make no further payments of premiums on the insurance policy held by the Trust between the date hereof and the Effective Time.

        4. No Effect on Employee Benefit Plans. Except as expressly provided in this Agreement, the termination of the Executive's directorships and employment pursuant to this

Agreement shall have no special effect on the rights and obligations of the Executive and the Employers under the Company's 401(k) Savings Plan, the Company's stock option plans or any other employee benefit plan of the Employers pursuant to which the Executive has any accrued rights or is entitled to any benefits or payments (the "Employee Benefit Plans"), provided that the Executive shall have no rights under (i) the Merger Severance Benefit Program maintained by the Employers in connection with the termination of his employment by the Employers pursuant to this Agreement or (ii) the Bank's Director Recognition and Retirement Plan in connection with the termination of his directorships of the Company, the Bank or any other direct or indirect subsidiary of the Company pursuant to this Agreement.

        5.      Release.

        (a) For, and in consideration of the commitments made herein by Banknorth, the Executive, for himself and for his heirs and assigns, does hereby release completely and forever discharge Banknorth and its subsidiaries, affiliates, stockholders, attorneys, officers, directors, agents, employees, successors and assigns, and any other party associated with Banknorth (the "Released Parties"), to the fullest extent permitted by applicable law, from any and all claims, rights, demands, actions, liabilities, obligations, causes of action of any and all kind, nature and character whatsoever, known or unknown, in any way connected with his employment by the Company or any of its subsidiaries (including in each case predecessors thereof), either as a director, officer or employee, or termination of such employment. Notwithstanding the foregoing, the Executive does not release Banknorth from any obligations of Banknorth to the Executive under (i) the Employee Benefit Plans,
(ii) Section 6.11 of the Merger Agreement, (iii) this Agreement and (iv) the Employment and Noncompetition Agreement.

        (b) For and in consideration of the commitments made herein by the Executive, including without limitation the releases in paragraph (a) above, Banknorth, for itself, and for its successors and assigns does hereby release completely and forever discharge the Executive and his heirs and assigns, to the fullest extent permitted by applicable law, from any and all claims, rights, demands, actions, liabilities, obligations, causes of action of any and all kind, nature and character whatsoever, known or unknown, in any way connected with the Executive's employment by the Company or any of its subsidiaries (including predecessors thereof), either as a director, officer or employee. Notwithstanding anything in the foregoing to the contrary, Banknorth does not release the Executive from claims arising out of any breach by the Executive of
(i) any law or regulation by the Executive during the term of and related to his employment by the Company or any of its subsidiaries (including predecessors thereof), either as a director, officer or employee, (ii) this Agreement or
(iii) the Employment and Noncompetition Agreement.

        6. Representations and Warranties. The parties hereto represent and warrant to each other that they have carefully read this Agreement and consulted with respect thereto with their respective counsel and that each of them fully understands the content of this Agreement and its legal effect. Each party hereto also represents and warrants that this Agreement is a legal, valid and binding obligation of such party which is enforceable against such party in accordance with its terms.

        7. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the Executive and his heirs and assigns, and upon Banknorth, including any successor to Banknorth by merger or consolidation or any other change in form or any other person or firm or corporation to which all or substantially all of the assets and business of Banknorth may be sold or otherwise transferred. This Agreement may not be assigned by any party hereto without the consent of the other party.

        8. Notices. Any communication to a party required or permitted under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party or parties, as applicable:

                If to the Executive:

                David L. Grey
                6 Charles Davis Drive
                Wenham, Massachusetts 01984


                If to Banknorth:

                Banknorth Group, Inc.
                P.O. Box 9540
                Two Portland Square
                Portland, Maine 04112-9540
                Attention:  President

        9. Withholding. Banknorth may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

        10.     Entire Agreement; Severability.

        (a) This Agreement contains the entire agreement of the parties relating to the subject matter hereof and from and after the Effective Time shall supersede in its entirety any and all prior agreements or understandings, whether written or oral, between the Employers and the Executive relating to the subject matter hereof, including without limitation the Employment Agreement, the Split Dollar Agreement, the Collateral Assignment, the Bank's Merger Severance Benefit Program and the Bank's Director Recognition and Retirement Plan. In reaching this Agreement, no party has relied upon any representation or promise except those set forth herein and in the Employment and Noncompetition Agreement.

        (b) Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. In all such cases, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.

        11. Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

        12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

        13. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maine applicable to agreements made and entirely to be performed within such jurisdiction.

        14. Headings. The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

        15. Effectiveness. Notwithstanding anything herein to the contrary, the effectiveness of this Agreement shall be subject to consummation of the Merger in accordance with the terms of the Merger Agreement, as the same may be amended by the parties thereto in accordance with its terms.

        IN WITNESS WHEREOF, each of the undersigned has entered into this Agreement as of the day and year first above written.


                                      BANKNORTH GROUP, INC.



                                      By:
                                         ---------------------------------------
                                         Name:  William J. Ryan
                                         Title: Chairman, President and Chief
                                                Executive Officer



                                         ---------------------------------------
                                         David L. Grey



                                      IPSWICH BANCSHARES, INC.



                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                      IPSWICH SAVINGS BANK



                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                      EASTERN BANK, Trustee



                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                                                         ANNEX D

                     EMPLOYMENT AND NONCOMPETITION AGREEMENT

        AGREEMENT, dated as of February 26, 2002, between Banknorth Group, Inc. ("Banknorth") and David L. Grey (the "Executive").

                                   WITNESSETH

        WHEREAS, Banknorth has determined that it is in the best interests of its shareholders to ensure that Banknorth will have the continued dedication of the Executive following the merger of Ipswich Bancshares, Inc. (the "Company"), a Massachusetts corporation, with and into Banknorth (the "Merger") pursuant to an Agreement and Plan of Merger, dated as of February 26, 2002, between Banknorth and the Company (the "Merger Agreement"), and to provide Banknorth after the Merger with continuity of management; and

        WHEREAS, in order to accomplish these objectives, the Executive and Banknorth desire to enter into this Agreement;

                NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the parties hereto agree as follows:

                1. Effective Date. The "Effective Date" shall mean the effective date of the Merger.

                2. Employment Period. Banknorth hereby agrees to employ the Executive, and the Executive hereby agrees to enter into the employ of Banknorth subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the one-year anniversary thereof (the "Employment Period").

                3.      Terms of Employment.

                (a) Position and Duties.

                (i) During the Employment Period, the Executive shall serve as a Senior Vice President of Banknorth, reporting directly to the Chief Executive Officer of Banknorth or his designee and with appropriate authority, duties and responsibilities, as determined from time to time by the Chief Executive Officer of Banknorth or his designee. It is contemplated that the employment services will include, without limitation, assistance in connection with the integration of the operations of Banknorth and the Company following consummation of the Merger, regular meetings between the Executive and the Chief Executive Officer of Banknorth or his designee, attendance at certain public functions on behalf of Banknorth and its banking subsidiary in Massachusetts and southern New Hampshire and attendance at certain functions of Banknorth. Employment services shall be provided by the Executive in the Company's pre-merger market areas, provided that the Executive may be required to provide employment services at the executive offices of Banknorth located in Portland, Maine or the executive offices of Banknorth, NA located in Worcester,

Massachusetts. Employment services may be provided in person, telephonically, electronically or by correspondence to the extent appropriate under the circumstances. The Executive shall not be required to provide employment services outside of the Company's pre-Merger market areas more often than four times per month.

                (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his attention and time during normal business hours to the business and affairs of Banknorth and its subsidiaries and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities.

                (b) Vacation. The Executive shall be entitled to four (4) weeks of vacation during the Employment Period, which shall be taken in accordance with Banknorth's vacation policy as in effect from time to time.

                4. Non-Compete. The Executive agrees that during the three-year period commencing on the Effective Date and ending on the third annual anniversary thereof (the "Noncompetition Period"), the Executive will not, directly or indirectly, (i) become a director, officer, employee, principal, agent, consultant or independent contractor of any insured depository institution, trust company or parent holding company of any such institution or company which has an office in Massachusetts or the counties of Rockingham, Hillsborough and Cheshire in New Hampshire (a "Competing Business"), provided, however, that this provision shall not prohibit the Executive from (x) owning bonds, non-voting preferred stock or up to five percent (5%) of the outstanding common stock of any such entity if such common stock is publicly traded and (y) being employed outside of Massachusetts and the aforementioned counties in New Hampshire as long as he is in compliance with the provisions of clauses (ii) and
(iii) below, (ii) solicit or induce, or cause others to solicit or induce, any employee of Banknorth or any of its subsidiaries to leave the employment of such entities or (iii) solicit (whether by mail, telephone, personal meeting or any other means) any customer of Banknorth or any of its subsidiaries to transact business with any other entity, whether or not a Competing Business, or to reduce or refrain from doing any business with Banknorth or its subsidiaries, or interfere with or damage (or attempt to interfere with or damage) any relationship between Banknorth or its subsidiaries and any such customers.

                5. Confidentiality. Except (i) in the course of providing employment services hereunder or (ii) as required by law or regulation (including without limitation in connection with any judicial or administrative process or proceeding), the Executive shall keep secret and confidential and shall not disclose to any third party (other than Banknorth or its subsidiaries) in any fashion or for any purpose whatsoever any information regarding Banknorth, the Company or any of their respective subsidiaries which is not available to the general public to which he has had or will have access at any time during the course of his employment by Banknorth, the Company or any of their respective subsidiaries, including, without limitation, any such information relating to: business or operations; plans, strategies, prospects or objectives; products, technology, processes or specifications; research and development operations or plans; customers and customer lists; distribution, sales, service, support and marketing practices and operations; financial condition, results of operations and prospects; operational strengths and weaknesses; and personnel and compensation policies and procedures. This restriction shall not apply to information made available to be public by Banknorth and information which is already in the public domain through no breach of this Agreement by the Executive.

                6.      Injunctive Relief.

                (a) The Executive agrees that damages at law will be an insufficient remedy to Banknorth in the event that the Executive violates any of the provisions of Sections 4 or 5, and that Banknorth may apply for and, upon the requisite showing, have injunctive relief in any court of competent jurisdiction to restrain the breach or threatened or attempted breach of or otherwise to specifically enforce any of the covenants contained in Sections 4 or 5. The Executive hereby consents to any injunction (temporary or otherwise) which may be issued against the Executive and to any other court order which may be issued against the Executive from violating, or directing the Executive to comply with, any of the covenants in Sections 4 and 5. The Executive also agrees that such remedies shall be in addition to any and all remedies, including damages, available to Banknorth against the Executive for such breaches or threatened or attempted breaches.

                (b)     In addition to Banknorth's rights set forth in paragraph
(a) of this Section 6, in the event that the Executive shall be determined (pursuant to the procedures described in Section 10) to have been in material violation of the terms and conditions of Sections 4 or 5 of this Agreement, Banknorth and its subsidiaries may terminate any payments or benefits payable by Banknorth to the Executive pursuant to paragraphs (a) and (c) of Section 7 of this Agreement.

                7.      Compensation and Other Benefits.

                (a) Base Salary and Other Benefits During the Employment Period. In consideration of the Executive's employment and confidentiality obligations during the Employment Period, Banknorth agrees to pay to the Executive an annual base salary of $250,000 during the Employment Period, $100,000 of which shall be payable on the Effective Date and the remainder of which shall be payable to the Executive in accordance with Banknorth's customary payroll practices. During the Employment Period, except as otherwise expressly provided herein, the Executive also shall be entitled to participate in all employee benefit, welfare and retirement plans generally applicable to full-time employees of Banknorth (collectively, the "Employee Benefit Plans"), on a basis no less favorable than that provided to other full-time employees of Banknorth, provided that the Executive shall not be eligible to participate in short and long-term incentive plans, stock option and restricted stock plans and supplemental retirement plans maintained by Banknorth or its subsidiaries, except in the case of stock option plans as permitted by Section 3.09 of the Merger Agreement. In addition to the foregoing benefits, Banknorth also agrees to provide the Executive (i) with a $700 per month car allowance, (ii) the use of a cell phone in accordance with Banknorth's policies regarding the same in effect from time to time and (iii) the use of an office located in Ipswich, Massachusetts together with reasonable secretarial assistance. Banknorth also agrees to pay, in accordance with the past practices of the Employers, amounts becoming due during the Employment Period with respect to the Supplemental Disability Insurance Policy that was, as of the date hereof, being funded by the Employers.

                (b) Expense Reimbursement. Banknorth shall reimburse the Executive or otherwise provide for or pay for all reasonable expenses incurred by the Executive during the Employment Period at the request of Banknorth in accordance with the terms of the travel policy of Banknorth in effect from time to time and subject to such reasonable documentation as may be requested by Banknorth. If such expenses are paid in the first instance by the Executive, Banknorth shall reimburse the Executive therefor upon receipt of such reasonable documentation as may be requested by Banknorth.

                (c) Noncompetition Payments. In consideration of the performance of the Executive's obligations pursuant to Section 4 hereof, Banknorth agrees to pay to the Executive $280,000, $350,000 and $100,000 during the first, second and third years of the Noncompetition Period, respectively, which amounts shall be payable in twelve (12) equal monthly installments commencing on the first business day in the first, second and third years of the Noncompetition Period, respectively. The Executive agrees that during the second and third years of the Noncompetition Period the Executive shall be treated as an independent contractor and shall not be deemed to be an employee of Banknorth or any subsidiary or other affiliate of Banknorth for any purpose.

                8.      Termination of Employment and Noncompetition
Obligations.

                (a) Termination for Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If Banknorth determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 13(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with Banknorth shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the thirty (30) days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with Banknorth on a full-time basis for ninety (90) consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by Banknorth or its insurers and reasonably acceptable to the Executive or the Executive's legal representative.

                (b) Termination for Cause. Banknorth may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

                        (i) conviction of a felony or a guilty or nolo contendere plea by the Executive with respect thereto; or

                        (ii) willful and intentional misconduct, willful neglect or gross negligence in the performance of the Executive's duties which has caused a demonstrable injury to Banknorth, monetary or otherwise.

For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of Banknorth. The cessation of employment of the Executive for conduct described in subparagraph
(ii) above shall not be deemed to be for Cause unless and until the Board of Directors of Banknorth (after reasonable advance notice is provided to the Executive and the Executive is given an opportunity to be heard before the Board of Directors) shall have adopted a resolution finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (ii) above, and specifying the particulars thereof in detail. Banknorth may suspend the Executive's authority and employment after the provision of a notice of intention to terminate the Executive's employment for conduct described in subparagraph (ii) above and prior to the time the Executive is given an opportunity to meet with the Board of Directors, and any such suspension shall not constitute "Good Reason" as defined in Section 8(c) below.

                (c) Termination With Good Reason. The Executive's employment during the Employment Period may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean in the absence of a written consent of the Executive:

                        (i) any failure by Banknorth to make employment of the type described in Section 3(a)(i) available to the Executive during the Employment Period or to comply with any of the requirements of Section 7 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by Banknorth within thirty (30) days after receipt of notice thereof given by the Executive; or

                        (ii) any failure by Banknorth to comply with and satisfy the requirements of Section 12(c) of this Agreement.

                (d) Termination Without Good Reason. The Executive's employment during the Employment Period may be terminated by Banknorth without Cause or by the Executive without Good Reason.

                (e) Termination of Noncompetition Obligations. Termination of the Executive's employment during the Employment Period by either Banknorth or the Executive shall not result in termination of the noncompetition obligations of the Executive set forth in Section 4 or of the obligations of Banknorth to make the payments required by Section 7(c). Banknorth shall not have the right to terminate the noncompetition provisions of this Agreement. The Executive may voluntarily terminate such noncompetition obligations at any time during the second and third years of the Noncompetition Period (in which event Banknorth shall have no further obligations to make payments pursuant to Section 7(c), as provided in Section 9(f)), provided that if the Executive terminates the noncompetition obligations on a date which is within thirty (30) months after the Effective Date, the Executive shall be required to comply with such noncompetition obligations, without additional compensation from Banknorth, for a period of three calendar months following the Date of Termination of such noncompetition obligations.

                (f) Notice of Termination. Any termination of the Executive's employment during the Employment Period by Banknorth or the Executive, and any termination by the Executive of the noncompetition obligations of the Executive set forth in Section 4 hereof during the second or third years of the Noncompetition Period, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 13(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by the Executive or Banknorth to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or Banknorth, respectively, hereunder or preclude the Executive or Banknorth, respectively, from asserting such fact or circumstance in enforcing the Executive's or Banknorth's rights hereunder.

                (g) Date of Termination. In the case of termination of the Executive's employment during the Employment Period, "Date of Termination" means
(i) if the Executive's employment is terminated by Banknorth for Cause, or by the Executive with or without Good Reason, the date of receipt of the Notice of Termination or any later date specified therein within thirty (30) days of such notice, as the case may be, (ii) if the Executive's employment is terminated by Banknorth other than for Cause or Disability, the Date of Termination shall be the date on which Banknorth notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be. In the case of termination of the Executive's noncompetition obligations during the second or third years of the Noncompetition Period, "Date of Termination" means the date of Banknorth's receipt of a Notice of Termination from the Executive.

                9.      Obligations of Banknorth upon Termination.

                        (a) Good Reason; Other Than for Cause, Death or Disability. If, during the Employment Period, Banknorth shall terminate the Executive's employment other than for Cause, death or Disability or the Executive shall terminate his employment during the Employment Period for Good
Reason:

                (i)     Banknorth shall:

                        A. pay to the Executive the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid (the "Accrued Obligations");

                        B. subject to Section 13(f) hereof, continue to pay to the Executive the amount of the Executive's Annual Base Salary from the Date of Termination through the end of the Employment Period; and

                        C. continue to pay to the Executive the amounts payable under Section 7(c) through the end of the Noncompetition Period, subject to earlier termination as provided in Section 9(f);

                (ii) subject to Section 13(f) hereof, for the remainder of the Employment Period, Banknorth shall continue to provide medical and dental benefits to the Executive, his spouse and dependents at the level in effect on, and at the same out-of-pocket costs to the Executive as of, the Date of Termination; and

                (iii) to the extent not theretofore paid or provided, Banknorth shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of Banknorth and its affiliated companies through the Date of Termination (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

                (b) Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than for payment of the Accrued Obligations and the timely payment or provision of Other Benefits. The Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within thirty (30) days of the Date of Termination.

                (c) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, Banknorth shall have no further obligations to the Executive under this Agreement, other than for payment of the Accrued Obligations and the timely payment or provision of Other Benefits. The Accrued Obligations shall be paid to the Executive in a lump sum in cash within thirty (30) days of the Date of Termination.

                (d) Cause; Other than for Good Reason. If the Executive's employment during the Employment Period shall be terminated for Cause or the Executive terminates his employment during the Employment Period without Good Reason, Banknorth shall have no further obligations to the Executive under this Agreement, other than for (i) payment of the Accrued Obligations and the timely payment or provision of Other Benefits and (ii) continued payment of the amounts payable under Section 7(c) through the end of the Noncompetition Period, subject to earlier termination as provided in Section 9(f).

                (e) Purchase of Furniture and Furnishings. Notwithstanding any provision of the preceding paragraphs of this Section 9 to the contrary, upon termination of the Executive's employment hereunder, the Executive shall be entitled to purchase his office furniture and furnishings at their estimated fair market value at the time, as reasonably determined by Banknorth.

                (f) Noncompetition Obligations. Banknorth shall have no obligation to make any payments to the Executive pursuant to Section 7(c) hereof for periods after the Date of Termination of the noncompetition provisions hereof in the event that the Executive voluntarily terminates his noncompetition obligations at any time during the second and third years of the Noncompetition Period.

                10. Resolution of Disputes. With the exception of proceedings for equitable relief brought pursuant to Section 6(a), any dispute or controversy arising under or in connection with this

Agreement may, at either Banknorth's or the Executive's option, be settled exclusively by arbitration in Portland, Maine in accordance with the rules of the American Arbitration Association then in effect and at Banknorth's expense. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The Executive shall be entitled to seek specific performance in court of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. If a claim for any payments or benefits under this Agreement or any other provision of this Agreement is disputed by Banknorth and the Executive, the Executive shall, to the extent and at such time or times as is not prohibited by applicable law, regulation, regulatory bulletin and/or any other regulatory requirements, as the same exists or may be hereafter promulgated or amended, if the Executive is successful in his claim, be reimbursed for all reasonable attorney's fees and expenses incurred by the Executive in pursuing such claim.

                11.     Advisory Director.

                Banknorth agrees to cause the Executive to be appointed as a member of the Massachusetts State Board of Banknorth, NA, Banknorth's wholly-owned banking subsidiary, effective as of the Effective Date. The Executive shall have the right, but not the obligation, to serve on such Board for the one-year period following the Effective Date but shall not receive any compensation from Banknorth or Banknorth, NA for such service.

                12.     Successors.

                        (a) This Agreement is personal to the Executive and without the prior written consent of Banknorth shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                        (b) This Agreement shall inure to the benefit of and be binding upon Banknorth and its successors and assigns.

                        (c) Banknorth will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Banknorth to assume expressly and agree to perform this Agreement in the same manner and to the same extent that Banknorth would be required to perform it if no such succession had taken place. As used in this Agreement, "Banknorth" shall mean Banknorth as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                13.     Miscellaneous.

                        (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Maine, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                        (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                        If to the Executive:

                        David L. Grey
                        6 Charles Davis Drive
                        Wenham, Massachusetts 01984

                        If to Banknorth:

                        Banknorth Group, Inc
                        P.O. Box 9540
                        Two Portland Square
                        Portland, Maine  04112-9540
                        Attention:  President

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                        (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                        (d) Banknorth may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                        (e) The Executive's or Banknorth's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or Banknorth may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 8(c) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision of, or right under, this Agreement.

                        (f) In the event that Banknorth becomes obligated to make payments to the Executive pursuant to Section 9(a)(i)(B) and Section 9(a)
(ii) hereof, the Executive shall have no obligation to seek other employment and shall be entitled to continue to receive the payments and benefits provided thereunder, provided that in the event that the Executive nonetheless obtains other employment, which shall be consistent with the terms of this Agreement, prior to the end of the Employment Period, any compensation or benefits received by the Executive pursuant to such other employment shall be applied against and reduce any payments or benefits to be paid or provided to the Executive pursuant to Section 9(a)(i)(B) or Section 9(a)(ii) hereof. The Executive agrees to provide prompt notice to Banknorth of the obtainment of any such other employment and the amount of compensation and other benefits to be received by him in connection therewith.

                        (g) This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes in its entirety any and all prior agreements or understandings, whether written or oral, between Banknorth and the Executive relating to the subject matter hereof. In reaching this Agreement, no party has relied upon any representation or promise except those set forth herein and in the Termination Agreement, dated as of the date hereof, by and among Banknorth, the Executive and the other parties thereto.

                        (h) Any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder. In addition, to the extent required by applicable law, regulation, regulatory bulletin and/or any other regulatory requirement, the aggregate amount and/or value of the compensation paid as a result of any termination of the Executive's employment with Banknorth, regardless of the reason for any such termination of employment, shall not exceed the limit prescribed by applicable law, rule or regulation.

        14. Effectiveness. Notwithstanding anything herein to the contrary, the effectiveness of this Agreement shall be subject to consummation of the Merger in accordance with the terms of the Merger Agreement, as the same may be amended by the parties thereto in accordance with its terms.

                IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, Banknorth has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                      ------------------------------------------
                                      David L. Grey

                                      BANKNORTH GROUP, INC.

                                      By:
                                         ---------------------------------------
                                         Name:  William J. Ryan
                                         Title: Chairman, President and Chief
                                                   Executive Officer